                                                                    EXHIBIT 10.2

                            STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT (this "Agreement") is executed and delivered as of August 10, 2004, by and between North Country Financial Corporation, a Michigan corporation registered as a bank holding company ("North Country"), and NCFC Recapitalization, LLC, a Michigan limited liability company ("NCFC Recapitalization"), individually and on behalf of the "Investors" that subscribe for shares of North Country common stock and become a party to this Agreement as contemplated in Section 2.1. Capitalized terms used in this Agreement and not otherwise defined have the respective meanings in Schedule 1.

                                   WITNESSETH:


      WHEREAS, the Bank is a wholly owned subsidiary of North Country; and

      WHEREAS, on March 26, 2003, the FDIC and OFIS, with the consent of the Bank, entered the Order under Federal and State banking laws. The Order identifies deficiencies in the Bank and requires the Bank and its directors to take specified steps to address the deficiencies; and

      WHEREAS, as part of its efforts to address certain of the issues identified in the Order, North Country began discussions with investment banking firms to determine the feasibility of recapitalizing North Country and also began discussions with regard to a sale of North Country; and

      WHEREAS, in connection with these matters, North Country and Mackinac Partners, LLC ("Mackinac Partners") entered into the Confidentiality Agreement and the Exclusivity Agreement; and

      WHEREAS, North Country and NCFC Recapitalization have been discussing the terms and conditions of a possible investment arrangement pursuant to which North Country would offer shares of common stock to prospective interested investors, North Country would be recapitalized (including redemption of North Country's outstanding trust preferred securities), the Boards of Directors of North Country and its Subsidiaries would be reconstituted, and North Country's and its Subsidiaries' names would be changed; and

      WHEREAS, NCFC Recapitalization has been organized for the purpose of entering into this Agreement and performing the obligations imposed on it by this Agreement; and

      WHEREAS, the parties are entering into this Agreement as part of North Country's efforts to address the requirements of the Order, including to provide to North Country capital and additional management resources, and to set forth the parties' representations, warranties, covenants and undertakings.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

               Article 1 Offering of Common Stock of North Country

1.1 Summary of Terms of the Offering. The Summary of Terms attached as Schedule 2 sets forth certain of the terms of the Offering of North Country Shares by North Country to prospective Investors identified by the Placement Agents as contemplated by this Agreement.

1.2 Exempt Offering by North Country. The offer and sale of the North Country Shares to prospective Investors shall be made by North Country in accordance with the Offering Documents to be prepared by North Country and pursuant to exemptions from the registration and prospectus delivery requirements of the Securities Act, MUSA and all other state securities laws afforded by Rule 506 under Regulation D and other applicable exemptions under applicable state securities laws.

1.3 Definitive Subscription Documents. Any acquisition of North Country Shares by prospective Investors will only be made on the terms and conditions set forth in this Agreement and to be set forth in the Definitive Subscription Documents to be prepared, negotiated, executed and delivered by North Country and the Investors.

1.4 Placement Agents. North Country shall engage the Placement Agents to act as placement agents for North Country in respect of the Offering. The terms and conditions of the engagement of the Placement Agents by North Country shall be as set forth in one or more engagement agreements between the Placement Agents and North Country.

                           Article 2 Purchase and Sale

2.1 Procedure to Become an Investor.

      (a) A Person desiring to become an Investor under this Agreement must (i) qualify as an Accredited Investor, (ii) have received all Offering Documents, and (iii) complete, execute and deliver to a Placement Agent the Definitive Subscription Documents within the time specified in the Definitive Subscription Documents. All Definitive Subscription Documents submitted by a prospective Investor shall be irrevocable by the prospective Investor.

      (b) No Person shall become an "Investor" under this Agreement unless and until North Country shall have accepted the Person as an Investor as provided in the Definitive Subscription Documents. When so accepted by North Country, the Investor shall become a party to this Agreement as an Investor. North County shall give notice to each Person submitting Definitive Subscription Documents as to whether such Person has been accepted as an Investor under this Agreement not later than the earlier of the second Business Day after the Closing Deadline or the Closing Date.

2.2 Acceptance of the Subscriptions. The acceptance of Definitive Subscription Documents by North Country shall constitute the binding obligation by the Investor to subscribe for and purchase from North Country, and of North Country to issue and sell to the Investor, the North Country Shares indicated in the Definitive Subscription Documents, on the terms and subject to the conditions set forth in this Agreement and the Definitive Subscription Documents and subject to the proration provisions of the Definitive Subscription Documents if applicable.

                         Article 3 Pre-Closing Covenants

3.1 Certain Covenants of North Country.

      (a) Between the date of this Agreement and the Closing Date, North Country agrees to give to NCFC Recapitalization and its respective representatives and agents full access (to the extent lawful) to all of the premises, books, records and employees of North Country and its Subsidiaries at all reasonable times and to furnish and cause its Subsidiaries to furnish to NCFC Recapitalization, the investors and their respective agents and representatives access to and true and complete copies of such financial and operating data, all documents with respect to matters to which reference is made in this Agreement or on any list, schedule or certificate delivered or to be delivered in connection herewith and such other documents, records, or information with respect to the businesses and properties of North Country and its Subsidiaries as NCFC Recapitalization, any of the Investors or their respective agents or representative shall from time to time reasonably request; provided, however, that any such inspection (i) shall be conducted in such manner as not to interfere unreasonably with the operation of the business of the entity inspected and (ii) shall not affect any of the representations and warranties hereunder.

      (b) Between the date of this Agreement and the Closing Date, and except as agreed to herein or otherwise permitted hereby, North Country agrees, on behalf of itself and each of its respective Subsidiaries:

            (i) That North Country and its Subsidiaries shall (A) except as contemplated in this Agreement conduct their business only in the ordinary course consistent with current practices, (B) maintain their books and records in accordance with current practices and (B) use all reasonable efforts to preserve intact their business organizations and assets, to maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates and to take no action that would (1) adversely affect the ability of any of them to obtain any Regulatory Approvals or which would reasonably be expected to hinder or delay receipt of such Regulatory Approvals or (2) adversely affect its ability to perform its obligations under this Agreement or any of the Definitive Subscription Documents;

            (ii) That North Country and its Subsidiaries shall comply with the Order, except for the Order's requirements with respect to additional capital since those requirements are being addressed by this Agreement.

            (iii) That North Country and its Subsidiaries shall not: (A) declare, set aside or pay any dividend or make any other distribution with respect to its capital stock, except for dividends or distributions by a wholly owned Subsidiary of North Country to North Country; (B) reacquire or buy any of its outstanding shares; (C) issue or sell any shares of capital stock of it or any of its Subsidiaries, except shares issued pursuant to exercise of stock options previously issued and identified in the Disclosure Schedule; (D) effect any stock split, stock dividend, reverse stock split or other reclassification or recapitalization of its common stock; or (E) grant any options or issue any warrants exercisable for or securities convertible or exchangeable into capital stock of it or any of its Subsidiaries or grant any stock appreciation or other rights with respect to shares of capital stock of it or of any of its Subsidiaries; or (F) take any action (including any action by its Board of Directors (or any committee thereof) to adjust in any way either the number of shares of North Country covered by any outstanding North Country Stock Options, or the exercise price of any of the options, whether pursuant to the terms of such Plans or otherwise.

            (iv) That North Country and its Subsidiaries shall not: (A) sell, dispose of or pledge any assets of it or of any of its Subsidiaries other than in the ordinary course of business consistent with current practices or to borrow funds consistent with the provisions hereinafter contained;
      (B) merge or consolidate it or any of its Subsidiaries into another entity or acquire any other entity, or acquire any significant assets; (C) sell or pledge or agree to sell or pledge or permit any lien to exist on any stock of any of its Subsidiaries owned by it; (D) change the articles of incorporation or certificate of incorporation, charter, bylaws or other governing instruments of it or any of its Subsidiaries; (E) engage in any lending activities other than in the ordinary course of business consistent with current practices; (F) form any new subsidiary or cause or permit a material change in the activities presently conducted by any Subsidiary or make additional investments in subsidiaries; (G) except to hedge interest rate risk on certificates of deposits or mortgage servicing rights, or to hedge interest rate risk and/or credit risk on commitments to extend consumer credit secured by residential mortgage loans, engage in any off balance sheet interest rate swap arrangement, (H) engage in any activity as would cause any of its representation and warranties in this Agreement or in any of the Definitive Subscription Documents to not be correct or complete as if being made continuously through the Closing Date, (I) purchase any equity securities other than Federal Home Loan Bank stock or incur or assume any indebtedness except in the ordinary and usual course of business; (J) authorize capital expenditures other than in the ordinary and usual course of business; or (K) implement or adopt any change in its accounting principles, practices or methods other than as may be required by generally accepted accounting principles; or (L) fail to maintain its loan and lease loss reserve at equal to or exceeding the greater of 4.0% of total loans or $10,000,000. The limitations contained in this Section 3.1(b) shall also be deemed to constitute limitations as to the making of any commitment with respect to any of the matters set forth in this Section 3.1(b).

            (v) That North Country and its Subsidiaries shall not: (A) grant any general increase in compensation or benefits to its employees or officers or pay any bonuses to its employees or officers except in accordance with policies in effect on the date hereof; (B) enter into, extend, renew, modify, amend or otherwise change any employment or severance agreements with any of its directors, officers or employees except as consistent with past practice; (C) grant any increase in fees or other increases in compensation or other benefits to any of its present or former directors in such capacity; (D) establish or sponsor any new Employee Plan or Benefit Arrangement or effect any material change in its Employee Plans or Benefit Arrangements (unless such change is required by applicable law or, in the opinion of its counsel, is necessary to maintain continued qualification of any tax-qualified plan that provides for retirement benefits).

      (c) North Country agrees to use its Best Efforts to cause to be listed on the NASDAQ SmallCap Market, subject to official notice of issuance, the North Country Shares to be issued to the Investors as contemplated in this Agreement.

      (d) Each of the covenants of North Country contained in Section 3 of the Placement Agent Agreement are hereby incorporated by reference herein.

      (e) North Country shall take all required action so that it shall continue to be qualified to use Form S-3 for the registration statement to be filed by it as contemplated by the Registration Rights Agreement.

3.2 Covenants as to Regulatory Filings and Legal Conditions.

      (a) Each of the parties agrees to use its Best Efforts and to fully cooperate with the other in seeking all required Regulatory Approvals of this Agreement and the transactions contemplated by this Agreement (including the issuance and sale of the North Country Shares and a new branch in Oakland County, Michigan) and, without limiting the generality of the foregoing, to furnish to the other upon request all information as may be required for submission in connection with any required Regulatory Filings. Each party agrees to execute and deliver all required consents to all Regulatory Filings. Counsel for NCFC Recapitalization shall take the lead in the preparation of any Regulatory Filings with the FRB, FDIC and OFIS relating to the transactions contemplated by this Agreement. The Definitive Subscription Documents will contain similar covenants of the Investors executing the documents. North Country shall, as promptly as practicable under the circumstances, deliver to NCFC Recapitalization copies of all Regulatory Filings and other correspondence and documents submitted or received from any Regulatory Authority relating to the transactions contemplated by this Agreement or the Order and a written summary of any conversations or meetings with any Regulatory Authorities relating to the transactions contemplated by this Agreement or the Order (to the extent those conversations or meetings do not involve participation by a representative of NCFC Recapitalization).

      (b) Each party shall, and North Country shall cause its Subsidiaries to, use their Best Efforts (i) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the transactions contemplated by this Agreement and, subject to the Closing Conditions, to consummate the transactions contemplated by this Agreement and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any governmental authority and any other third party which is required to be obtained by it or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

3.3 North Country Disclosure Schedule and Changes.

      (a) North Country is delivering to NCFC Recapitalization the Disclosure Schedule contemporaneously with the execution and delivery of this Agreement. Each exception to a representation and warranty made by North County in this Agreement must be described in reasonable detail in the Disclosure Schedule and identify the Section of this Agreement to which the disclosure applies. The mere inclusion of an item in the Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by North Country that the item represents a material exception or that the item is reasonably likely to have or result in a Material Adverse Effect on North Country.

      (b) North Country shall give prompt notice to NCFC Recapitalization as soon as practicable after it has knowledge of (i) the occurrence, or failure to occur, of any event which would cause North Country's representations or warranties contained in this Agreement to be incorrect or not complete in any material respect at any time from the date of this Agreement to the Closing Date (or if the representation and warranty were given continuously), or (ii) any failure on its part or on the part of any of its or its Subsidiaries' officers, directors, employees, representatives or agents to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by North Country under this Agreement. NCFC Recapitalization shall be entitled to exercise any right it may have to terminate this Agreement pursuant to Section 4.6 of this Agreement notwithstanding any disclosure set forth in any such notice.

3.4 North Country Shareholder Meeting.

      (a) North Country shall duly call and hold, in accordance with applicable state law, the Securities Exchange Act and the NASDAQ Rules, a meeting of its shareholders as soon as reasonably practicable for the purpose of obtaining all requisite North Country shareholder approvals required in connection with this Agreement and the transactions contemplated hereby (including the Shareholder Approval Items). North Country shall, through its Board of Directors, but subject to its fiduciary obligations as determined by its Board of Directors, recommend to its shareholders approval of the Shareholder Approval Items (and such recommendation shall be contained in the Proxy Statement) and use its Best Efforts to solicit proxies in favor of approval of the Shareholder Approval Items. In the event that prior to the approval of the Shareholder Approval Items by the North Country shareholders, the Board of Directors of North Country determines in good faith by resolution duly adopted that a Recommendation Event is required in order for the directors to comply with their respective fiduciary duties under Michigan law, the Board of Directors of North Country may undertake the Recommendation Event.

3.5 Offering Documents and Proxy Materials.

      (a) For purposes of the Offering, North Country shall use its Best Efforts to prepare as soon as possible and make available to the Placement Agents and NCFC Recapitalization the Offering Documents. The Offering Documents shall be in accordance with the terms and conditions of this Agreement and shall be in form and content to satisfy all applicable laws and regulations and the Order. The Offering Documents shall be submitted to the FDIC and OFIS as required by the Order prior to their dissemination by North Country.

      (b) For the purposes of soliciting proxies in connection with the North Country shareholder meeting pursuant to Section 3.4, North Country shall use its Best Efforts prepare and cause to be filed with the SEC a Schedule 14A including a preliminary proxy statement and associated materials meeting the requirements of the Securities Exchange Act as soon as possible and to prepare and cause to be filed with the SEC an amended Schedule 14A including a definitive proxy statement and associated materials meeting the requirements of the Securities Exchange Act as soon thereafter as practicable (the definitive proxy statement in the form mailed to North Country shareholders, together with all and any amendments and supplements thereto, is referred to as the "Proxy Statement"). The Proxy Statement, the related solicitation materials, and the solicitation by North Country of proxies for use at the North Country shareholder meeting referred to in Section 3.4 shall fully comply with all applicable requirements of state laws, the Securities Exchange Act and the NASDAQ Rules.

3.6 Exclusivity.

      (a) In consideration of the undertakings and agreements contained herein, North Country agrees that, so long as this Agreement is in effect, neither North Country nor any of its Subsidiaries nor any of the respective officers and directors of North Country or any of its Subsidiaries shall, and North Country will cause its employees, agents and representatives (including any investment banker, attorney, advisor or accountant retained by North Country or any of its subsidiaries) not to, initiate or solicit, directly or indirectly, any inquiries or the making of any Acquisition Proposal, or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person, entity or group relating to any Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement any Acquisition Proposal, except as contemplated by this Agreement.

      (b) North Country will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any persons, entities or groups conducted heretofore with respect to any of the foregoing. North Country shall notify NCFC Recapitalization immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with North Country. NCFC Recapitalization acknowledges that North Country has agreements in place to sell three branch locations. Completion of these branch sale transactions will not in any way violate the terms of this Section or this Agreement.

      (c) Nothing contained in this Agreement shall prohibit North Country or its Board of Directors from making such disclosures to its shareholders as are required under applicable law or the NASDAQ Rules or from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act. Nothing contained in this Agreement shall prohibit the Board of Directors of North Country from either furnishing information to, or entering into discussions or negotiations with, any person, entity or group regarding any Acquisition Proposal, approving and recommending an Acquisition Proposal from any person, entity or group or being involved in a North Country Recommendation Event, if the Board of Directors of North Country determines in good faith that such action is appropriate in furtherance of the best interests of its shareholders. In connection with any such determination, (i) North Country shall direct its officers and other appropriate personnel to cooperate with and be reasonably available to consult with any such person, entity or group, (ii) North Country shall disclose to NCFC Recapitalization that it is furnishing information to, or entering into discussions or negotiations with, such person, entity or group, which disclosure shall describe the terms thereof (but need not identify the person, entity or group making the offer), (iii) prior to furnishing such information to such person, entity or group, North Country shall enter into a written agreement with such person, entity or group which provides for, among other things, (A) the furnishing to North Country of information regarding such person, entity or group that is relevant to its ability to finance and otherwise perform its obligations under its Acquisition Proposal;
(B) the confidentiality of all non-public information furnished to such person, entity or group by North Country; and (C) procedures reasonably satisfactory to North Country that are designed to restrict or limit the provision of information regarding North Country that could be used to the competitive disadvantage of North Country, or in a manner that would be detrimental to the interests of its shareholders; (iv) North Country shall not furnish any non-public information regarding NCFC Recapitalization or any of the transactions contemplated hereby; and (v) North Country shall keep NCFC Recapitalization informed of the status of any such discussions or negotiations (provided that North Country shall not be required to disclose to NCFC Recapitalization confidential information concerning the business or operations of such person, entity or group).

3.7 Publicity. Between the date of this Agreement and the Closing Date, neither party nor in the case of North Country any of its Subsidiaries shall, without the prior approval of the other party (which approval shall not be unreasonably withheld), issue or make, or permit any of its directors, employees, officers or agents to issue or make, any press release, disclosure or statement to the press or any third party with respect to the transactions contemplated hereby, except as required by applicable law, the rules of the National Association of Securities Dealers, Inc. or the NASDAQ Rules. The parties shall cooperate when issuing or making any press release, disclosure or statement with respect to the transactions contemplated by this Agreement.

                           Article 4 Closing Matters.

4.1 Closing. The Closing of the transactions contemplated by this Agreement shall take place beginning at 10:00 a.m. (local time) on a date not later than the Closing Deadline and at a place specified by NCFC Recapitalization but not later than the fifth Business Day after the satisfaction or waiver of the Closing Conditions.

4.2 Extension of Closing Deadline. At any time prior to the Closing Deadline, NCFC Recapitalization or North Country may, in its discretion (without any obligation to do so) extend the Closing Deadline to a date selected by it, in the event that one or more of the Closing Conditions shall not have been satisfied, or if additional time is required to determine whether one or more of the Closing Conditions have been satisfied or to seek waivers by the Investors, but in no event may either NCFC Recapitalization or North Country extend the Closing Deadline beyond 11:59 p.m., local time, on December 31, 2004 without the consent of the other party. The party so extending the Closing Deadline shall give notice to the other party of any extension of the Closing Deadline as promptly as practicable after the extension (whether before or after the previous deadline).

4.3 Closing Conditions. Each Investor's obligation to proceed with the Closing is subject to the satisfaction on or prior to the Closing Date of all of the Investors' Closing Conditions, any one or more of which may be waived in writing in whole or part by the Investors (including by NCFC Recapitalization as contemplated by Section 7.13). North Country's obligation to proceed with the Closing is subject to the further satisfaction on or prior to the Closing Date of all of the North Country Closing Conditions, any one or more of which may be waived in writing in whole or part by North Country.

4.4 Best Efforts to Satisfy Closing Conditions. The parties shall use their respective Best Efforts to satisfy or cause to be satisfied the Closing Conditions within their control.

4.5 Determination of Number of North Country Shares to be Issued to the Investors at the Closing.

      (a) The number of North Country Shares to be issued to each of the Investors shall be determined pursuant to the proration and other provisions in the Definitive Subscription Documents. North Country shall duly issue and deliver, or cause to be duly issued and delivered, at the Closing, certificates for the North Country Shares to be issued at the Closing in such denominations and in such registered names as shall be required by the Definitive Subscription Documents.

      (b) The following shall be used to determine the total number of North Country Shares to be issued to the Investors, provided that the number of North Country Shares to be issued shall not be less than 39,775,195:

      First Step: Add the Net Proceeds of the Offering to the Pre-Closing
                  Adjusted Equity.

      Second Step: Divide the Pre-Closing Adjusted Equity by the result of the
                   First Step.

      Third Step: Divide the Pre-Closing Outstanding Shares by the result of the
                  Second Step. The result of this Third Step is the number of shares of common stock to be outstanding after the Closing.

      Fourth Step: Subtract the Pre-Closing Outstanding Shares from the result of the Third Step. The greater of 39,775,195 or the result determined in this Fourth Step shall be the total number of North Country Shares to be issued by North Country to the Investors at the Closing.

      (c) Not less than five (5) Business Days prior to the Closing Date, North Country shall cause the Accounting Firm to prepare (with the participation of North Country and NCFC Recapitalization) and deliver to North Country and NCFC Recapitalization a schedule setting forth computations of (i) the Pre-Closing Adjusted Equity and (ii) the number of North County Shares to be issued to the Investors pursuant to this Agreement (the "Closing Schedule") and the Accounting Firms certification that the Closing Schedule and such computations were prepared in accordance with this Agreement. The records necessary to prepare the Closing Schedule and the computations therein shall be furnished by North Country to the Accounting Firm and to NCFC Recapitalization.

      (d) NCFC Recapitalization (together with its advisors) shall have the right during the succeeding five (5) Business Day period, or such longer period as NCFC shall reasonably require by notice to North Country (the "Review Period"), to examine the Closing Schedule, and all information reasonably related thereto that may be requested by NCFC Recapitalization. Seller shall provide, and cause the Accounting Firm to provide, to NCFC Recapitalization and its advisors reasonable access to the work papers used to prepare the Closing Schedule. If NCFC Recapitalization disagrees with any of the computations on the Closing Schedule, it shall notify North Country (such notice, a "Notice of Disagreement") on or before the last day of the Review Period, setting forth a description of NCFC Recapitalization's objections.

      (e) In the event that NCFC Recapitalization does not provide a Notice of Disagreement on or before the last day of the Review Period or NCFC Recapitalization affirmatively notifies North Country that it does not disagree with the Closing Schedule, the Closing Schedule, and the computations set forth therein, shall be final, binding and conclusive for all purposes hereunder. In the event that a Notice of Disagreement is provided by NCFC Recapitalization, NCFC Recapitalization and North Country shall use Best Efforts for a period of five (5) Business Days (or such longer period as they may mutually agree) to resolve any disagreements with respect to the Closing Schedule. The objections set forth in the Notice of Disagreement that are resolved by NCFC Recapitalization and North Country in accordance with this Section are referred to herein as the "Resolved Objections" and the Closing Schedule shall be adjusted to reflect any Resolved Objections.

      (f) If, at the end of such five (5) Business Day period (or longer agreed upon period), NCFC Recapitalization and North Country are unable to resolve all of the objections set forth in any Notice of Disagreement, NCFC Recapitalization may elect to either (i) terminate this Agreement pursuant to Section 4.6(h) or
(ii) to proceed with the Closing, and in that case the number of North Country Shares to be issued at the Closing shall be based on the Closing Schedule as adjusted to reflect the Resolved Objections and the remaining disagreements as to the Closing Schedule shall be resolved by the Second Accounting Firm as provided in Section 4.5(h) below.

      (g) In the event that NCFC Recapitalization shall elect to proceed with the Closing as provided in Section 4.5(f), NCFC Recapitalization and North Country shall jointly engage the Second Accounting Firm within ten (10) Business Days after the Closing to resolve any remaining objections in the Notice of Disagreement. NCFC Recapitalization and North Country shall submit the remaining objections in writing to the Second Accounting Firm within thirty (30) days after the Second Accounting Firm's engagement. The Second Accounting Firm, acting as experts and not as arbitrators, shall review the objections set forth in the Notice of Disagreement that are not Resolved Objections (collectively, the "Differences"). The Second Accounting Firm shall determine, within 45 days of the date on which such dispute is referred based on the requirements set forth in this Section 4.5, and only with respect to the Differences submitted to the Second Accounting Firm, whether and to what extent the Closing Schedule was prepared in accordance with this Agreement and what adjustments (if any) the Closing Schedule requires in order for it to comply with this Agreement. North Country shall pay the fees and expenses of the Second Accounting Firm. The accepted Closing Schedule pursuant to the first sentence of Section 4.5(e) or the finally determined Closing Schedule pursuant to Section 4.5(g) is referred to as the "Final Closing Schedule".

      (h) In the event that the finally determined Final Closing Schedule pursuant to Section 4.5(h), shows that additional North Country Shares are to be issued to the Investors, North Country shall duly issue and deliver, or cause to be duly issued and delivered, within five (5) Business Days after receipt of the Final Closing Schedule, certificates for the additional North Country Shares in such denominations and in such registered names as shall be required by the Definitive Subscriptions Documents.

4.6 Termination. This Agreement may be terminated before the Closing Date as follows:

      (a) By written agreement of NCFC Recapitalization and North Country.

      (b) By NCFC Recapitalization or any Investor (but in the case of an Investor as to that Investor only), by written notice to North Country in the event that, through no fault of NCFC Recapitalization, one or more of the Investors' Closing Conditions is not satisfied prior to the Closing Deadline or satisfaction of such condition is or becomes impossible.

      (c) By North Country by notice to NCFC Recapitalization, in the event that, through no fault of North Country, one or more of the North Country Closing Conditions is not satisfied prior to the Closing Deadline or satisfaction of such condition is or becomes impossible.

      (d) By NCFC Recapitalization by notice to North Country, if North Country shall have authorized, recommended or approved, or if North Country shall have entered into, an agreement or letter of intent with any person, entity or group, other than NCFC Recapitalization, to effect an Acquisition Proposal.

      (e) By NCFC Recapitalization by notice to North Country, after the occurrence of a Recommendation Event or Acquisition Event.

      (f) By North Country by notice to NCFC Recapitalization, after the occurrence of (i) a Recommendation Event or (ii) an Acquisition Event (provided North Country has not breached Section 3.6).

      (g) By either NCFC Recapitalization or North Country by notice to the other, if any approval of the shareholders of North Country as to any of the Shareholder Approval Items shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment or postponement thereof.

      (h) At any time prior to the Closing, by North Country or NCFC Recapitalization, in the event that the Closing has not occurred by the Closing Deadline, except to the extent that the failure of the Closing to occur arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this Section 4.6(h).

      (i) By NCFC Recapitalization by notice to North Country pursuant to
Section 4.5(g).

4.7 Effect of Termination. In the event that this Agreement is terminated prior to the Closing pursuant to Section 4.6, this Agreement shall become null and void and of no further force and effect and no party shall have any liability to another party except only for such party's willful breach of this Agreement and except that Section 4.8 and Article 8 shall survive the termination.

4.8 Liquidated Damages; Termination Fee.

      (a) Notwithstanding anything to the contrary contained in this Agreement, in the event that any of the following events or circumstances shall occur, North Country shall, within ten (10) days after notice of the occurrence thereof by NCFC Recapitalization, pay to NCFC Recapitalization the sum equal to $1,500,000 plus reimbursement of the Specified Expenses not to exceed $250,000, if not previously paid pursuant to Section 4.8(b), (which the parties agree and stipulate as reasonable and full liquidated damages and reasonable compensation for the involvement of NCFC Recapitalization in the transactions contemplated in this Agreement, is not a penalty or forfeiture, and will not affect the provisions of Section 4.7): (i) NCFC Recapitalization shall terminate this Agreement pursuant to Section 4.6(d) or 4.6(e); (ii) North Country shall terminate this Agreement pursuant to Section 4.6(f); (iii) North Country fails to call and hold the meeting of its shareholders as contemplated in Section 3.4 of this Agreement; or (iv) any of the Investors' Conditions shall not have been satisfied as of the date of any termination of this Agreement pursuant to
Section 4.6 and there shall occur any Acquisition Event (whether or not pending on the effective date of termination of this Agreement) within twelve (12) months after the effective date of any such termination.

      (b) Notwithstanding anything to the contrary contained in this Agreement, in the event that any of the Investors' Conditions set forth in Section 2, 3, 7, 10, 13, 14, 15 or 20 of Part I of Schedule 3 shall not have been satisfied as of the date of any termination of this Agreement pursuant to Section 4.6, North Country shall, within ten (10) days after the effective date of any such termination, pay to NCFC Recapitalization an amount equal to the Specified Expenses not to exceed $250,000 (which the parties agree and stipulate as reasonable and full liquidated damages and reasonable compensation for the involvement of NCFC Recapitalization in the transactions contemplated in this agreement, is not a penalty or forfeiture, and will not affect the provisions of
Section 4.7 or 4.8(a)).

      (c) Upon the making and receipt of the payment(s) under this Section 4.8, North Country shall have no further obligation of any kind under this Agreement and neither NCFC Recapitalization nor any Investor shall have any further obligation of any kind under this Agreement, except in each case as provided under this Section 4.8 or Section 4.7.

                    Article 5 Representations and Warranties

5.1 Representations and Warranties of North Country. North Country represents and warrants to NCFC Recapitalization and each of the Investors that the statements contained in this Section 5.1 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date was substituted for the date of this Agreement throughout this Section), except (i) as set forth in the North Country Disclosure Schedule and (ii) as to statements made on the Closing Date only, for any changes to the North Country Disclosure Schedule in accordance with Section 3.3(b).

      (a) Organization and Good Standing. North Country is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan; the Bank is a banking corporation organized, validly existing and in good standing under the laws of the State of Michigan; North Country Capital Trust is a business trust duly organized, validly existing and in good standing under the laws of the State of Delaware; and each of North Country's other Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of the State of Michigan. Each of North Country and each of its Subsidiaries has full power and authority to own its assets and properties and carry on its business as now being conducted. Each of North Country and each of its Subsidiaries is duly licensed and qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of properties and assets owned or leased by it makes such licensing or qualification necessary. North Country is duly registered as a bank holding company registered under the Bank Holding Company Act of 1956, as amended. All eligible accounts of each of its Subsidiaries that is a depositary institution are insured by the FDIC to the maximum extent permitted under applicable law.

      (b) Power; Due Authorization; Enforceability.

            (i) North Country has all requisite capacity, power and authority to execute and deliver this Agreement and the Definitive Subscription Documents and to perform and comply with all of the terms, covenants and conditions to be performed and complied with by North Country in this Agreement and the Definitive Subscription Documents.

            (ii) The execution, delivery and performance by North Country of this Agreement have been, and when the Definitive Subscription Documents are executed and delivered by North Country they will have been, duly authorized by all necessary actions on the part of North Country (including approval by North Country's Board of Directors). The Board of Directors of North Country has duly approved and authorized the this Agreement and each of the transactions contemplated by this Agreement, and has determined that this Agreement and the transactions contemplated by this Agreement are in the best interests of North Country and its Shareholders. This Agreement has been duly executed and delivered by North Country and constitutes, and when the Definitive Subscription Agreement have been executed and delivered by North Country they will have been duly executed and delivered and will constitute, North Country's legal, valid and binding obligation, enforceable against it in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

      (c) Consents and Approvals. No third Person or governmental authorization, consent, waiver, approval or license, nor any exemption of, or filing or registration with, or expiration of any waiting period of, any court or governmental agency of any jurisdiction is or will be necessary in connection with the execution, delivery or performance by North Country, except such authorizations, consents, waivers, approvals, licenses, exemptions, filings or registrations as have been obtained or made and waiting periods as have expired and except as contemplated in Part II of Schedule 3.

      (d) No Conflicts or Violations. The execution, delivery and performance by North Country of this Agreement do not and will not, and the execution, delivery and performance by North Country of the Definitive Subscription Documents will not: (i) conflict with or violate any provision of the Articles of Incorporation or Bylaws of North Country or any of its Subsidiaries; (ii) violate any provision of any law, statute, regulation, order or decree applicable to North Country or any of its Subsidiaries; (iii) violate the Order; (iv) conflict with, violate, result in a breach of, constitute a default under (without regard to requirements of notice, lapse of time or any combination thereof), accelerate or permit the acceleration of the performance required by, cause any "change in control" or similar payment to be made under, any contract, agreement or instrument to which North Country or any of its Subsidiaries is party or by which North Country or any of its Subsidiaries or the assets or properties owned or leased by any of them are bound or affected; or (iv) result in the creation or imposition of any encumbrance against or upon any of the assets of North Country or any of its Subsidiaries.

      (e) The Order. Except as set forth in Section 5.1(e) of the Disclosure Schedule, North Country, the Bank, their Boards of Directors and executive officers have fully complied with all provisions of the Order. The Order has not been amended or modified.

      (f) No Litigation. There are no claims, lawsuits, arbitrations or governmental investigations pending, or to the best knowledge of North Country, threatened against North Country or any of its Subsidiaries which would reasonably be expected to result in an order or decree restraining, enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by this Agreement.

      (g) Authorized and Outstanding Capital Stock. The authorized capital stock of North Country consists of 18,500,000 shares, divided into two classes. One class consists of 500,000 shares of preferred stock, none of which is issued or outstanding, and the other class consists of 18,000,000 shares of common stock. As of the date of this Agreement, 7,019,152 shares of common stock of North Country are issued and outstanding and no shares of common stock of North Country were held in treasury. All of the issued and outstanding shares of common stock of North Country have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights with no personal liability attaching to the ownership thereof. Except pursuant to the terms of this Agreement, and except for the North Country Stock Option Plans and the North Country Stock Options, North Country does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of common stock of North Country or any other equity securities of North Country or any securities representing the right to purchase or otherwise receive any shares of common stock of North Country or any other equity securities of North Country. As of the date of this Agreement, no shares of common stock of North Country were subject to outstanding and unexercised options, warrants, or other rights to purchase shares of common stock of North Country, except for 535,732 shares reserved for issuance upon the exercise or vesting of North Country Stock Options issued pursuant to the North Country Stock Option Plans. Section 5.1(g) or the Disclosure Schedule contains a true and correct list of all outstanding North Country Stock Options, the holder of the options, the number of shares of common stock of North Country subject to the options, the vesting schedule of the options, and the exercise price per share of the options. Neither the number of the shares of North Country covered by any outstanding North Country Options, the exercise price of any outstanding North Country Options, nor any other term or provision of any North Country Options will be altered or in any way affected by the consummation of the transactions contemplated by this Agreement. Since June 30, 2004, North Country has not issued any shares of common stock of North Country or other equity securities of North Country, or any securities convertible into or exercisable for any North Country Shares or other equity securities of North Country, other than as contemplated by this Agreement or pursuant to the exercise of stock options issued under the North Country Stock Option Plans granted prior to the date of this Agreement. The outstanding shares of common stock of North Country are the only securities issued by North Country that are entitled to vote on the Shareholder Approval Items.

      (h) Preferred Share Purchase Rights. The Board of Directors has taken all required action so that (i) neither a "Share Acquisition Date" nor a "Distribution Date" (as those terms are defined in the Rights Agreement) shall occur as a result of this Agreement or any of the transactions contemplated by this Agreement, (ii) none of NCFC Recapitalization, any Investor or any Affiliate or Associate (as those terms are defined in the Rights Agreement) of any of them (or any group of any of them), shall be or become an "Acquiring Person" (as that term is defined in the Rights Agreement) as a result of this Agreement, any of the transactions contemplated by this Agreement, or any action taken by any of them (or any group of any of them) under or in connection with this Agreement or any of the transactions contemplated hereby, in each case regardless of the number of shares of common stock of North Country "Beneficially Owned" (as that term is defined in the Rights Agreement) by any of them or any group of any of them, and (iii) all outstanding Rights and the Rights Agreement shall expire and be terminated immediately prior to the Closing without any payment. No Person (as that term is defined in the Rights Agreement) has become an Acquiring Person and no Share Acquisition Date or Distribution Date has occurred.

      (i) SEC Reports and Financial Statements; Regulatory Filings.

            (i) North Country has filed all forms, reports and documents required to be filed by it with the SEC since January 1, 2001. Section 5.1(i) of the Disclosure Schedule lists, and North Country has made available to NCFC Recapitalization, copies in the form filed with the SEC of (A) North Country's Annual Reports on Form 10-K for each fiscal year of North Country since December 31, 2000, (B) its Quarterly Reports on Form 10-Q for each of the first three fiscal quarters in each of the fiscal years of North Country since December 31, 2000, (C) all proxy statements relating to North Country's meetings of shareholders (whether annual or special) held, and all information statements relating to shareholder consents, since December 31, 2000, (D) all certifications and statements required by (y) Rule 13a-14 or 15d-14 under the Exchange Act or (z) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any report referred to in clause (A) or (B) of this sentence,
      (E) all other forms, reports and registration statements (other than preliminary materials if the corresponding definitive materials have been provided to NCFC Recapitalization pursuant to this Section 5.1(h)) filed by North Country with the SEC since December 31, 2000 (the items described in (A), (B), (C), (D) and (E) of this sentence, together with any and all amendments thereto, are, collectively, the "SEC Reports"), and (F) all comment letters received by North Country from the Staff of the SEC since December 31, 2000 and all responses to such comment letters.

            (ii) The SEC Reports (A) were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and (B) did not at the time they were filed with the SEC, or if thereafter amended, at the time of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of North Country is or has been required to file any form, report, registration statement or other document with the SEC. To the Knowledge of North Country, each director and executive officer of North Country has filed with the SEC on a timely basis all statements required by Section 16(a) of the Securities Exchange Act since December 31, 2000, except as otherwise disclosed in a SEC Report. As used in this Section 5.1(i), the term "file" shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

            (iii) North Country has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act). Such disclosure controls and procedures: (A) are designed to ensure that material information relating to North Country and its Subsidiaries is made known to North Country's chief executive officer and its chief financial officer by others within those entities, particularly during the periods in which North Country's reports and filings under the Securities Exchange Act are being prepared, (B) have been evaluated for effectiveness as of the end of the most recent annual period reported to the SEC, and (C) are effective to perform the functions for which they were established. Neither the auditors of North Country nor the Audit Committee of the Board of Directors of North Country has been advised of: (x) any significant deficiencies or material weaknesses in the design or operation of the internal controls over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act) of North Country that have materially affected North Country's internal control over financial reporting; or (y) any fraud, whether or not material, that involves management or other employees who have a role in the internal controls over financial reporting of North Country.

            (iv) Since July 31, 2002, each SEC Report was accompanied by the certifications of North Country's chief executive officer and chief financial officer to the extent required under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, and North Country hereby reaffirms, represents and warrants to NCFC Recapitalization and each Investor, the matters and statements made in such certifications.

            (v) The financial statements of North Country and its Subsidiaries included in the SEC Reports (including the related notes) complied as to form, as of their respective dates of filing with the SEC (or if amended, as of the date of such amendment), in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto (including Regulation S-X), were prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis ("GAAP") during the periods and at the dates involved (except as may be indicated in the notes thereto and except, in the case of unaudited statements, to the extent permitted by

      Regulation S-X for Quarterly Reports on Form 10-Q), and fairly present the consolidated financial condition of North Country and its Subsidiaries at the dates thereof and the consolidated results of operations and cash flows for the periods then ended.

            (vi) To the best knowledge of North Country, Plante & Moran, PLLC, which has expressed its opinion with respect to the financial statements of North Country and its Subsidiaries included in SEC Reports (including the related notes), is and has been throughout the periods covered by such financial statements (A) "independent" with respect to North Country within the meaning of Regulation S-X, and is (B) a registered public accounting firm as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 and (C) in compliance with subsections (g) through (l) of Section 10A of the Securities Exchange Act and the Public Company Accounting Oversight Board. Section 5.1(i) of the Disclosure Schedule lists all non-audit services performed by Plante & Moran, PLLC for North Country and each Subsidiary since December 31, 2000.

            (vii) North Country has made available to NCFC Recapitalization copies of the documentation creating or governing all securitization transactions and "off-balance sheet arrangements" (as defined in Item 303(c) of Regulation S-K of the SEC) effected by NCFC or its Subsidiaries since December 31, 2000.

            (viii) North Country and each Subsidiary maintains proper and adequate internal controls over financial reporting which provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of its financial statements in accordance with GAAP and to maintain accountability for its assets; and
      (iii) access to material assets is permitted only in accordance with management's general or specific authorization.

            (ix) Since January 1, 2001, North Country and its Subsidiaries, including the Bank, have filed all reports, registrations and financial and other statements, together with any amendments required to be made with respect thereto, that were required to be filed with any Regulatory Authority (collectively, the "Filings"). North Country has provided NCFC Recapitalization with copies of all Filings, together with copies of all orders or other administrative actions taken in connection with such Filings. As of their respective dates, each of the Filings (i) was true and complete in all material respects (or was amended so as to be so promptly following discovery of any discrepancy), and (ii) complied in all material respects with the statutes, rules and regulations enforced or promulgated by the Regulatory Authority with which it was filed. No such Filing contains any untrue statement of a material fact or omitted to state a material fact requires to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any Filing that was intended to present the financial position of the entity or entities to which it related fairly presented such financial position in accordance with generally accepted accounting principles or applicable banking regulations consistently applied, except as stated therein.

            (x) North Country is qualified to use Form S-3 for the registration statement to be filed by it as contemplated by the Registration Rights Agreement.

      (j) Compliance with Laws and NASDAQ Rules.

            (i) Except as set forth in Section 5.1(j) of the Disclosure Schedule, North Country and each of its Subsidiaries are in compliance in all material respects with all laws, regulations, ordinances, rules, judgments, orders or decrees applicable to their respective operations or businesses, including the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Owners' Disclosure Act and all other applicable fair lending laws or other laws relating to discrimination. Except as set forth in Section 5.1(j) of the Disclosure Schedule, neither North Country nor any of its Subsidiaries has received notice from any federal, state or local government or governmental or regulatory agency or body of any material violation of, and does not know of any material violations of, any of the above.

            (ii) North Country and each of its Subsidiaries have all permits, licenses, certificates of authority, franchises, orders and approvals of, and have made all filings, applications and registrations with, all federal, state, local and foreign government or governmental or regulatory agency or body that are required in order to permit them to carry on their respective businesses as they are presently being conducted.

            (iii) Other than the Order, North Country and each of its Subsidiaries have not received any notification or communication from any government or governmental or regulatory agency or body or the staff thereof, since January 1, 2001 or, whether or not received since that date, that remain outstanding and not fully resolved (A) asserting that it or any of its Subsidiaries is not in compliance with any of the statutes, regulations or ordinances that such government or governmental or regulatory agency or body administers or enforces; (B) threatening to revoke any license, franchise, permit or authorization; or (C) threatening or contemplating any enforcement action by or supervisory or other written agreement with a state or federal banking regulator, or any revocation or limitation of, or action which would have the effect of revoking or limiting, the FDIC deposit insurance of any Subsidiary (nor, to the knowledge of its executive officers, do any grounds for any of the foregoing exist).

            (iv) Other than the Order, neither North Country nor any Subsidiary of North Country is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding currently in effect with, or is a party to any commitment letter or similar undertaking currently in effect to, or is subject to any order or directive by, or is currently subject to any supervisory letter from, or has adopted any board resolutions at the request of any Regulatory Authority currently in effect nor has North Country or any of its Subsidiaries been advised in writing by any Regulatory Authority that it is considering issuing or requesting any of the foregoing.

            (v) There is no pending or, to the best knowledge of North Country, threatened (in writing), charge by any Regulatory Authority that North Country or any Subsidiary has violated any applicable laws, rules or regulations, nor, to the best knowledge of North Country, any pending or threatened investigation by any Regulatory Authority with respect to possible material violations of any applicable laws, rules or regulations.

            (vi) There are no contracts, real estate leases, loans, guarantees or other arrangements or transactions of any nature between North Country or any Subsidiary or North Country, on the one hand, and any of their respective officers, directors, or affiliates (as such term is defined in Rule 405 of the SEC), on the other hand. North Country has not, since July 30, 2002, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of North Country or any Subsidiary or North Country in violation of Section 13(k)(1) of the Securities Exchange Act. Section 5.1(j)(vi) of the Disclosure Schedule identifies each loan or extension of credit currently maintained by North Country or any Subsidiary of North Country to which the second sentence of Section 13(k)(1) of the Securities Exchange Act applies.

            (vii) North Country is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder that are applicable to it and has implemented such programs and has taken reasonable steps to be in a position to comply with the requirements, upon effectiveness, of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

            (viii) None of North Country, any of the North Country Subsidiaries, any of their respective current directors or officers, or, to the best knowledge of North Country, any of their respective former officers or directors or current or former employees, agents or representatives has, since December 31, 2000: (i) used any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) used any corporate funds for any direct or indirect unlawful payments to any foreign or domestic government officials or employees, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, (iv) established or maintained any unlawful or unrecorded fund of corporate monies or other assets, (v) made any false or fictitious entries on the books and records of North Country or any North Country Subsidiary, (vi) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature, or (vi) made any material favor or gift which is not deductible for federal income tax purposes. To the best knowledge of North Country: (x) no director or officer of North Country or any North Country Subsidiary has engaged in any "insider trading" in violation of applicable law with respect to any security issued by North Country or any North Country Subsidiary; and (y) no director or officer of North Country has made any false certifications or statements under (i) the SEC's Order dated June 27, 2002 pursuant to Section 21(a)(1) of the Securities Exchange Act (File No. 4-460), (ii) Rule 13a-14 or 15d-14 under the Securities Exchange Act or
      (iii) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of
      2002) with respect to any SEC Report.

            (iv) North Country is in compliance with all applicable NASDAQ Rules, including all listing and corporate governance requirements.

      (k) North Country Shares to be Issued. When issued in accordance with this Agreement and the Definitive Subscription Documents, the North Country Shares to be so issued will be duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights or Encumbrances.

      (l) Registration Exemptions. The offering and sale of the North Country Shares to the Investors contemplated by this Agreement will be exempt from the registration and prospectus delivery requirements of the Securities Act, MUSA and all other applicable state securities laws.

      (m) Proxy Statement. At the time the Proxy Statement is mailed to the shareholders of North Country for the solicitation of proxies for the Shareholder Approval Items and at all times after such mailings up to and including the times of such approvals, such Proxy Statement (including any supplements thereto) will (i) comply in all material respects with applicable provisions of the Exchange Act and (ii) not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which it is made, not misleading.

      (n) Offering Documents. At the time the Offering Documents are delivered to prospective Investors and at all times after that time to and including the Closing Date, such Offering Documents (including any supplements thereto) will
(i) comply in all material respects with applicable provisions of the Securities Act and applicable securities laws of all other applicable jurisdictions and
(ii) not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which it is made, not misleading.

      (o) State Takeover Laws; Supermajority Voting Provisions. The Board of Directors of North Country has duly approved the transactions contemplated by this Agreement and has adopted irrevocable resolutions approving and exempting from Section 780 of the MBCA, and any supermajority voting provision contained in the Articles of Incorporation or Bylaws of North Country, the transactions contemplated by this Agreement and any existing or future business combination with NCFC Recapitalization or any Investor, and any of their respective existing or future Affiliates, and any group of any of them, and taken such further action as maybe required so that Chapter 7A of the MBCA and any other provisions of any state "business combination" or "takeover" law applicable to North Country, or supermajority voting provision contained in the Articles of Incorporation or Bylaws of North Country, will not apply to this Agreement, any of the transactions contemplated by this Agreement, or any such existing or future business combination. The bylaws of North Country have been duly amended to provide that Chapter 7B of the MBCA does not apply to control share acquisitions of shares of North Country and, accordingly, Chapter 7B of the MBCA will not apply to this Agreement or any of the transactions contemplated by this Agreement.

      (p) No Preemptive or Dissenters' Rights. No shareholder of North Country has any pre-emptive rights or any right to dissent and obtain payment for his or her shares of North Country under any agreement or under applicable law with respect to, or as a result of, the transactions contemplated by this Agreement.

      (q) No Broker Fees. Except for Austin Associates, LLC in accordance with its amended engagement letter (a copy of which is included in Section 5.1(q) of the Disclosure Schedule), and except for the Placement Agents in accordance with their engagement letters (copies of which are also included in Section 5.1(q) of the Disclosure Schedule) and in this Agreement, no agent, broker, investment banker, person or firm acting on behalf or under authority of North Country or any of its Subsidiaries is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from North Country or any of its Subsidiaries in connection with the transactions contemplated by this Agreement,

      (r) Regulatory Approvals. North Country know of no reason why any of the Regulatory Approvals should not be obtained without the imposition of any Burdensome Condition on a timely basis.

      (s) Corporate Affairs.

            (i) North Country has made available to NCFC Recapitalization correct and complete copies of the Articles of Incorporation and Bylaws of North Country and each of its Subsidiaries (as amended to date). North Country has made available to NCFC Recapitalization all of the minute books containing the records of the meetings of the shareholders, the board of directors and any committee of the board of directors of North Country and each Subsidiary since January 1, 2001. The minute books of North Country and its Subsidiaries reflect all of the material actions taken by each of their respective Boards of Directors (including each committee thereof) and shareholders. North Country has made available to NCFC Recapitalization all of the stock ledgers of North Country and its Subsidiaries.

            (ii) The minute books and the stock ledgers of North Country accurately and completely list and describe all issuances, transfers of record and cancellations of shares of capital stock of North Country. The minute books and stock ledgers of each Subsidiary accurately and completely list and describe all issuances, transfers and cancellations of shares of capital stock of the Subsidiary.

      (t) Ownership of Subsidiaries. All outstanding shares or ownership interests of North Country's Subsidiaries are validly issued, fully paid, nonassessable and owned beneficially and of record by North Country or one of its Subsidiaries free and clear of any Encumbrance. There are no options, convertible securities, warrants or other rights (preemptive or otherwise) to purchase or acquire any capital stock or ownership interests of any of North Country's Subsidiaries and no contracts to which North Country or any of its Subsidiaries is subject with respect to the issuance, voting or sale of issued or unissued shares of the capital stock or ownership interests of any of its Subsidiaries. Neither North Country nor any of its Subsidiaries owns more than 2% of the capital stock or other equity securities (including securities convertible or exchangeable into such securities) of or more than 2% of the aggregate profit participations in any entity other than a Subsidiary or as otherwise set forth in Section 5.1(t) of the Disclosure Schedule.

      (u) Absence of Changes.

            (i) Since December 31, 2003, except as set forth in Section 5.1(u) of the Disclosure Schedule, and except as disclosed in the SEC Reports of North Country and Regulatory Filings that were filed prior to the date of this Agreement and are identified in Section 5.1(u) of the Disclosure Schedule, there has been no Material Adverse Effect. There is no occurrence, event or development of any nature existing or, to its best knowledge, threatened which may reasonably be expected to have a Material Adverse Effect.

            (ii) Except as set forth in North Country's Regulatory Filings filed after December 31, 2001 and before the date of this Agreement, since December 31, 2001, each of it and its Subsidiaries has owned and operated its respective assets, properties and businesses in the ordinary course and consistent with past practice.

            (iii) Since December 31, 2003, except as set forth in Section 5.1(u)(iii) of the Disclosure Schedule, neither North Country nor any of its Subsidiaries has (i) except for such actions as are in the ordinary course of business consistent with past practice or except as required by applicable law, (A) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of December 31, 2003, or (B) granted any severance or termination pay or entered into any contract to make or grant any severance or termination pay, or (ii) suffered any strike, work stoppage, slowdown, or other labor disturbance which, in its reasonable judgment, is likely, either individually or in the aggregate, to have a Material Adverse Effect, or (iii) taken or allowed to occur any of the actions described in Section 3.1(b).

      (v) Litigation and Other Proceedings. Except as set forth in Section 5.1(v) of the Disclosure Schedule, neither North Country nor any of its Subsidiaries is a defendant in, nor is any of its property subject to, any pending or, to its best knowledge, threatened claim, action, suit, investigation or proceeding or subject to any order, judgment or decree, except for the Order. Except as set forth in Section 5.1(v) of the Disclosure Schedule, there is no injunction, order, judgment, decree, or regulatory restriction imposed upon it, any of its Subsidiaries or the assets of it or any of its Subsidiaries which has had, or might reasonably be expected to have, a Material Adverse Effect on it, except for the Order.

      (w) Trust Activities. None of North Country's Subsidiaries performs any personal trust, corporate trust and other fiduciary activities other than as custodian for individual retirement accounts.

      (x) Employment Arrangements.

            (i) All employees of North Country and its Subsidiaries are employees-at-will, may be terminated at any time for any lawful reason or no reason and have no entitlement to employment by virtue of any oral or written contract, employer policy, or otherwise, except for any employees, individually or in the aggregate, the termination of whom without cause would not impose any material liability on it or its Subsidiaries or require any material payments by it or any of its Subsidiaries. Except as set forth in Section 5.1(x) of the Disclosure Schedule, there are no agreements, plans or other arrangements with respect to employment, severance or other benefits with any current or former directors, officers or employees of North Country or any of its Subsidiaries which may not be terminated without penalty or expense (including any augmentation or acceleration of benefits) on 30 days' or less notice to any such person. Except as set forth in Section 5.1(x) of the Disclosure Schedule, no payments and benefits (including any augmentation or acceleration of benefits) to current or former directors, officers or employees of North Country or any of its Subsidiaries resulting from the transactions contemplated hereby or the termination of such person's service or employment within two years after the Closing Date will cause the imposition of excise taxes under Section 4999 of the Code or the disallowance of a deduction to North Country or any of its Subsidiaries pursuant to Section 162, Section 280G, or any other section of the Code; and (iv) neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) constitute a stated "triggering event" under any "Employee Plan" (as defined in Section 5.1(y) below) or "Benefit Arrangement" (as defined in Section 5.1(y) below) of North Country or any of its Subsidiaries that will result in any material payment (including severance, unemployment compensation, golden parachute or otherwise) becoming due to any director, officer, shareholder, or employee of North Country or any of its Subsidiaries, or any dependent or affiliate of any of the foregoing, from North Country or any of its Subsidiaries under any Employee Plan or Benefit Arrangement of North Country or any of its Subsidiaries or otherwise, (B) materially increase any benefits otherwise payable under any Employee Plan or Benefit Arrangement of North Country or any of its Subsidiaries or (C) result in any acceleration of the time of payment or vesting of any such benefits to any material extent.

            (ii) Neither North Country nor any of its Subsidiaries is a party to any collective bargaining agreement or labor union contract. To the best knowledge of North Country, (i) no grievance procedure, arbitration proceeding or other labor controversy is pending against it or any of its Subsidiaries under any collective bargaining agreement or otherwise, (ii) North Country and each of its Subsidiaries has complied in all material respects with all laws relating to the employment of labor, including any provision thereof relating to wages, hours, equal employment, safety, collective bargaining and the payment of social security and similar taxes and neither North Country nor any of its Subsidiaries is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing, and (iii) there is no unfair labor practice or similar complaint against North Country or any of its Subsidiaries pending before the National Labor Relations Board or similar authority, or any strike, dispute, slowdown, work stoppage or lockout pending or threatened against North Country or any of its Subsidiaries or any complaint pending before the Equal Employment Opportunity Commission or any comparable federal, state or local fair employment practices agency and none has existed during the past three years that was not dismissed without liability on the part of North Country or any of its Subsidiaries.

(y) Employee Benefits.

            (i) None of North Country, or any of its Subsidiaries, or any trade or business, whether or not incorporated, required to be treated as a "single employer" (within the meaning of Section 4001 of the Employment Retirement Income Security Act of 1974 ("ERISA")) with it under Section 414(b) or (c) of the Code (an "ERISA Affiliate"), maintains any funded deferred compensation plans (including profit sharing, pension, retirement savings or stock bonus plans), unfunded deferred compensation arrangements or employee benefit plans as defined in Section 3(3) of ERISA, other than any plans ("Employee Plans") set forth in Section 5.1(y) of the Disclosure Schedule (true and correct copies of which it has delivered to NCFC Recapitalization). None of the Employee Plans of North Country or any of its Subsidiaries is, and none of North Country, or any of its Subsidiaries, or any ERISA Affiliate has ever sponsored, participated in, or contributed to, a "multi-employer plan" as defined in
      Section 3(37) of ERISA, or a "multiple employer plan" as covered in
      Section 413(c) of the Code or any plan which is subject to Title IV of ERISA or Section 412 of the Code. Neither North Country nor any of its Subsidiaries has incurred or reasonably expects to incur any liability to the Pension Benefit Guaranty Corporation except for required premium payments which, to the extent due and payable, have been paid. The Employee Plans intended to be qualified under Section 401(a) of the Code are so qualified, and it is not aware of any fact which would adversely affect the qualified status of such plans. Except as set forth in Section 5.1(y) of the Disclosure Schedule, neither North Country nor any of its Subsidiaries (a) provides health, medical, death or survivor benefits to any former employee or beneficiary thereof or (b) maintains any form of current (exclusive of base salary and base wages) or deferred compensation, bonus, stock option, stock appreciation right, benefit, severance pay, retirement, employee stock ownership, incentive, group or individual health insurance, welfare or similar plan or arrangement for the benefit of any single or class of directors, officers or employees, whether active or retired (collectively "Benefit Arrangements"). There are no restrictions on the rights of North Country or any of its Subsidiaries or any ERISA Affiliate to amend or terminate any of the Employee Plans or Benefit Arrangements without incurring any liability thereunder except for any such restrictions described in Section 5.1(y)(i) of the Disclosure Schedule.

            (ii) With respect to all Employee Plans and Benefit Arrangements, North Country and each of its Subsidiaries are in substantial compliance with the requirements prescribed by any and all statutes, governmental or court orders or rules or regulations currently in effect, including but not limited to ERISA and the Code, applicable to such Employee Plans or Benefit Arrangements. No condition exists that could constitute grounds for the termination of any Employee Plan under Section 4042 of ERISA; no "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the Code, has occurred with respect to any Employee Plan, or any other employee benefit plan maintained by it or any of its Subsidiaries which is covered by Title I of ERISA, which could subject any person to liability under Title I of ERISA or to the imposition of any tax under
      Section 4975 of the Code; no Employee Plan subject to Part III of Subtitle B of Title I of ERISA or Section 412 of the Internal Revenue Code, or both, has incurred any "accumulated funding deficiency," as defined in
      Section 412 of the Code, whether or not waived; neither North Country nor any of its Subsidiaries has failed to make any contribution or pay any amount due and owing as required by the terms of any Employee Plan or Benefit Arrangement. Neither North Country nor any of its Subsidiaries has incurred or expects to incur, directly or indirectly, any liability under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA which could constitute a liability of North Country or any of its Subsidiaries at or after the Closing.

      (z) Information Furnished. No statement contained in any Regulatory Filing, schedule, certificate or other document furnished (whether before, on or after the date of this Agreement) or to be furnished in writing by or on behalf of North Country or any of its Subsidiaries pursuant to this Agreement contains or will contain any untrue statement of a material fact or any omit to state any material fact necessary in order to make the statements and information contained therein not misleading in light of the circumstances under which such statements were made.

      (aa) Property and Assets. Either North Country or one of its Subsidiaries is the sole and absolute owner of all of the assets (real and personal, tangible and intangible) reflected in the financial statements referred to in Section 5.1(i) or acquired subsequent thereto (other than assets which are leased under leases capitalized in accordance with generally accepted accounting principles and assets which have been disposed of since the date of such financial statements). North Country and its Subsidiaries have good and marketable title to all such assets free and clear of any and all Encumbrances. No Person has any written or oral agreement, option, understanding, or commitment, or any right or privilege capable of becoming an agreement, for the purchase from North Country or any of its Subsidiaries of any of the material assets owned or leased by any of them. North Country and its Subsidiaries enjoy peaceful and undisturbed possession under all material leases for the use of real property or personal property under which they are the lessee; all of such leases are valid and binding and in full force and effect, and neither North Country nor any of its Subsidiaries is in default in any material respect under any such lease. Except as set forth in Section 5.1(aa) of the Disclosure Schedule, no default will arise under any material real property, material personal property lease or material intellectual property license by reason of the consummation of the transactions contemplated by this Agreement without the lessor's or licensor's consent. There has been no material physical loss, damage or destruction, whether or not covered by insurance, affecting any of the real properties or material personal property of it and its Subsidiaries since December 31, 2003. All fixed assets material to North Country's or any of its Subsidiaries' respective business and currently used by it or any of its Subsidiaries are, in all material respects, in good operating condition and repair.

      (bb) Agreements and Instruments. Except for the Order, except as set forth in Section 5.1(bb) of the Disclosure Schedule or except as set forth in, or incorporated by reference into, its SEC Reports filed after December 31, 2003 and before the date of this Agreement, neither North Country nor any of its Subsidiaries is a party to (a) any material agreement, arrangement or commitment not made in the ordinary course of business, (b) any agreement, indenture or other instrument relating to the borrowing of money by North Country or any of its Subsidiaries or the guarantee by it or of its Subsidiaries of any such obligation, (c) any agreements to make loans or for the provision, purchase or sale of goods, services or property between North Country or any of its Subsidiaries and any director or officer of it or any of its Subsidiaries or any affiliate or member of the immediate family of any of the foregoing, (d) any agreements with or concerning any labor or employee organization to which North Country or any of its Subsidiaries is a party, (e) any agreements between North Country or any of its Subsidiaries and any 5% or more shareholder of North Country and (f) any agreements, directives, orders or similar arrangements between or involving North Country or any of its Subsidiaries and any Regulatory Authority.

      (cc) Material Contract Defaults. Neither North Country nor any of its Subsidiaries nor the other party thereto is in default in any respect under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which North Country or any Subsidiary of North Country is a party or by which its respective assets, business or operations may be bound or affected or under which it or its respective assets, business or operations receives benefits, which default is reasonably expected to have either individually or in the aggregate a Material Adverse Effect, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

      (dd) Tax Matters.

            (i) North Country and each of its Subsidiaries have duly and properly filed all federal, state, local and other tax returns and reports required to be filed by them and have made timely payments of all taxes shown thereon to be due and payable, whether disputed or not; and there is no agreement by North Country or any of its Subsidiaries for the extension of time for the assessment or payment of any taxes payable. Neither the Internal Revenue Service nor any other taxing authority is now asserting or, to the best knowledge or North Country, threatening to assert any deficiency or claim for additional taxes (or interest thereon or penalties in connection therewith), nor is North Country aware of any basis for any such assertion or claim. North Country and each of its Subsidiaries have complied in all material respects with applicable Internal Revenue Service backup withholding requirements. North Country and each of its Subsidiaries have complied with all applicable state law tax collection and reporting requirements.

            (ii) Adequate provision for any unpaid federal, state, local or foreign taxes due or to become due from North Country or any of its Subsidiaries for all periods through and including March 31, 2004 has been made and is reflected in its March 31, 2004 financial statements referred to in Section 5.1(i) and has been or will be made with respect to periods ending after March 31, 2004.

      (ee) Environmental Matters.

            (i) To the best knowledge of North Country, neither North Country nor any of its Subsidiaries owns, leases, or otherwise controls any property affected by toxic waste, radon gas or other hazardous conditions or constructed in part with the use of asbestos which requires removal or encapsulation. Neither North Country nor any of its Subsidiaries is aware of, nor has it or any of its Subsidiaries received written notice from any governmental or regulatory body of, any past, present or future conditions, activities, practices or incidents which may interfere with or prevent compliance or continued compliance with hazardous substance or other environmental laws or any regulation, order, decree, judgment or injunction, issued, entered, promulgated or approved thereunder or which may give rise to any common law or legal liability or otherwise form the basis of any claim, action, suit, proceeding, hearing, investigation or remediation activity based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical or industrial, toxic or hazardous substance or waste. There is no civil, criminal or administrative claim, action, suit, proceeding, hearing or investigation pending or, to its knowledge, threatened against North Country or any of its Subsidiaries relating in any way to such hazardous substance laws or any regulation, order, decree, judgment or injunction issued, entered, promulgated or approved thereunder. There is no reasonable basis for any such claim, action, suit, proceeding, hearing, investigation or remediation activity that would impose any material liability on North Country or any of its Subsidiaries.

            (ii) To North Country's best knowledge, none of its "Loan Portfolio Properties, Trust Properties and Other Properties" (as defined in this Section) is in violation of or has any liability absolute or contingent, under any environmental laws or regulation. There are no actions, suits, demands, notices, claims, investigations or proceedings pending or threatened relating to any of its Loan

      Portfolio Properties, Trust Properties and Other Properties (including any notices, demand letters or requests for information from any federal or state environmental agency relating to any such liability under or violation of environmental laws or regulation), which would impose a liability upon North Country or its Subsidiaries pursuant to any environmental laws or regulation. "Loan Portfolio Properties, Trust Properties and Other Properties" means, with respect to North Country and its Subsidiaries, any real property, interest in real property, improvements, appurtenances, rights and personal property attendant thereto, which is owned, leased as a landlord or a tenant, licensed as a licensor or licensee, managed or operated or upon which is held a mortgage, deed of trust, deed to secure debt or other security interest by it or any of its Subsidiaries whether directly, as an agent, as trustee or other fiduciary or otherwise.

      (ff) Loan Portfolio; Portfolio Management.

            (i) All evidences of indebtedness reflected as assets in its financial statements at December 31, 2003 referred to in Section 5.1(i), or originated or acquired since such date, are (except with respect to those assets which are no longer assets of it or any of its Subsidiaries) binding obligations of the respective obligors named therein except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except as to the availability of equitable remedies, including specific performance, which are subject to the discretion of the court before which a proceeding is brought, and the payment of no material amount thereof (either individually or in the aggregate with other evidences of indebtedness) is subject to any defenses or offsets which have been threatened or asserted against it or any Subsidiary, except as set forth in Section 5.1(ff) of the Disclosure Schedule. All such indebtedness which is secured by an interest in real property is secured by a valid and perfected mortgage lien having the priority specified in the loan documents. All such indebtedness which is secured by an interest in personal property is secured by a valid and perfected security interest having the priority specified in the loan documents. All loans originated, directly or indirectly, or purchased by North Country or any of its Subsidiaries were at the time entered into and at all times owned by North Country or its Subsidiaries in compliance in all material respects with all applicable laws and regulations (including all consumer protection laws and regulations). North Country and its Subsidiaries (as applicable) administer their loan and investment portfolios (including, but not limited to, adjustments to adjustable mortgage loans) in accordance with all applicable laws and regulations and the terms of applicable instruments. The records of North Country and any of its Subsidiaries (as applicable) regarding all loans outstanding on its books are accurate in all material respects.

            (ii) Section 5.1(ff) of the Disclosure Schedule sets forth a list, accurate and complete in all material respects, of the aggregate amounts of loans, extensions of credit and other assets of it and its Subsidiaries that have been adversely designated, criticized or classified by it as of March 31, 2004, separated by category of classification or criticism (the "Asset Classification"); and no amounts of loans, extensions of credit or other assets that have been adversely designated, classified or criticized as of the date hereof by any representative of any governmental or regulatory authority as "Special Mention," "Substandard," "Doubtful," "Loss" or words of similar import are excluded from the amounts disclosed in the Asset Classification, other than amounts of loans, extensions of credit or other assets that were charged off by North Country or any of its Subsidiaries before the date hereof.

      (gg) Real Estate Loans; Investments.

            (i) Except for properties acquired in settlement of loans, there are no facts, circumstances or contingencies known to North Country which exist and would require a material reduction under generally accepted accounting principles in the present carrying value of any of the real estate investments, joint ventures, construction loans, other investments or other loans of it or any of its Subsidiaries (either individually or in the aggregate with other loans and investments).

            (ii) North Country and its Subsidiaries have good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Encumbrance, except to the extent such securities are pledged in the ordinary course of business consistent with prudent banking practices to secure obligations of North Country or any of its Subsidiaries. Such securities are valued on its books in accordance with generally accepted accounting principles. No investment material to North Country or any of its Subsidiaries is subject to any restrictions, contractual, statutory or other, that would materially impair the ability of North Country or any of its Subsidiaries to dispose freely of any such investment at any time, except restriction on the public distribution or transfer of any such investments under the Securities Act and the regulations thereunder or state securities laws and pledges or security interests given to secure public funds on deposit with any of its Subsidiaries.

      (hh) Derivatives Contracts. Neither North Country nor any of its Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or any other contract not included in its financial statement as of March 31, 2004 which is a derivatives contract (including various combinations thereof) (each, a "Derivatives Contract") or owns securities that are identified in Thrift Bulletin No. 65 or otherwise referred to as structured notes (each, a "Structured Note"), except for those Derivatives Contracts and Structured Notes set forth in Section 5.1(hh) of the Disclosure Schedule, including a list, as applicable, of any of its or any of its Subsidiaries' assets pledged as security for a Derivatives Contract.

      (ii) Intellectual Property.

            (i) North Country and each of its Subsidiaries own or have the right to use pursuant to license, sublicense, agreement or permission all intellectual property necessary for the operation of its respective business as presently conducted and as presently proposed to be conducted. The term "intellectual property" means all trademarks, service marks, logos, trade names and corporate names and registrations and applications for registration thereof, copyrights and registrations and applications for registration thereof, computer software, data and documentation, trade secrets and confidential business information (including financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information), other proprietary rights, and copies and tangible embodiments thereof (in whatever form or medium).

            (ii) Neither North Country nor any of its Subsidiaries has interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of third parties and none of North Country, its Subsidiaries and their respective directors and officers (and employees with responsibility for intellectual property matters) has ever received any charge, complaint, claim or notice alleging any such interference, infringement, misappropriation or violation. To the best knowledge of North Country, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of North Country or any of its Subsidiaries.

            (iii) As to each item of intellectual property that any third party owns and that North Country or any of its Subsidiaries uses pursuant to license, sublicense, agreement, or permission: (a) the license, sublicense, agreement or permission covering the item is legal, valid, binding, enforceable and in full force and effect; (b) the license, sublicense, agreement or permission will continue to be legal, valid, binding and enforceable and in full force and effect on identical terms on and after the Closing Date; (c) no party to the license, sublicense, agreement or permission is in breach or default, and no event of default has occurred which with notice or lapse of time, or both, would constitute a breach or default or permit termination, modification or acceleration thereunder; (d) no party to the license, sublicense, agreement or permission has repudiated any provision thereof; and (e) neither North Country nor any of its Subsidiaries has granted any sublicense or similar right with respect to the license, sublicense, agreement or permission.

      (jj)No Investment Company. Neither North Country nor any of its Subsidiaries is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

      (kk) Insurance. North Country and the Subsidiaries, including the Bank, have in full force and effect policies of insurance with respect to their respective assets and businesses against such casualties and contingencies and in such amounts, types and forms as are appropriate for their respective businesses, operations, properties and assets, including directors' and officers' insurance for the directors and officers of North Country. North Country has provided NCFC Recapitalization with complete and accurate copies of all such insurance policies, and bonds carried by North Country or any of the Subsidiaries. No insured is in default under any such insurance policy or bond such that it can be cancelled, and all material claims thereunder have been filed on a timely basis. Except as set forth in Section 5.1 (kk) of the Disclosure Schedule, no insurer under any such insurance policy or bond has rejected or denied coverage with respect to any filed claim, in whole or in part.

      (ll) Placement Agent Agreement. North Country hereby remakes in favor of NCFC Recapitalization and the Investors each of the representations and warranties set forth in Section 2 of the Placement Agent Agreement.

                            Article 6 Indemnification

6.1. Survival.

      (a) All representations, warranties, covenants and agreements contained in this Agreement or in any document delivered pursuant hereto shall survive the Closing.

      (b) The rights of indemnification and other remedies based on such representations, warranties, covenants and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired), at any time, whether before or after execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any such representations, warranties, covenants and obligations. All such representations and warranties are contractual provisions, entitling the party suffering Damages based on the breach thereof to indemnification in accordance with the terms of this Agreement without necessity of reliance thereon.

6.2. Indemnification.

      (a) North Country shall indemnify, defend, pay, reimburse and hold harmless NCFC Recapitalization and each of the Investors from and against any and all Damages related to, caused by or arising from, any inaccuracy in any representation, misrepresentation, breach of any warranty or breach or failure to fulfill any covenant or agreement by North Country contained herein (whether as of the date of this Agreement or the Closing Date). The Investors shall not be entitled to recover Damages from North Country under this Section 6.2 unless the aggregate of all Damages claimed by the Investors first equals or exceeds a cumulative of $100,000, in which case the Investors shall be entitled to recover all such Damages (including the first $100,000).

      (b) Following the assertion of any claim by a third party or the occurrence of any event or the discovery of any facts or conditions which could reasonably be expected to give rise to a claim for indemnification from North Country (the "Indemnitor") under this Article 6, the party to be indemnified (the "Indemnitee") shall promptly thereafter notify the Indemnitor in writing of such claim, setting forth in reasonable detail the specific facts and circumstances relating to such claim and the amount of Damages claimed (or an estimate thereof if the actual amount is not known or not capable of reasonable calculation) (an "Indemnification Notice"); provided, that any delay in giving any such notice shall not affect such parties' rights to indemnification hereunder except to the extent of any demonstrable prejudice to the Indemnitor.

      (c) If the facts or conditions giving rise to the right of indemnification under this Article 6 involve any actual or threatened claim or demand by a third party against an Indemnitee (a "Third Party Claim"), the Indemnitor shall have thirty (30) days following receipt of the Indemnification Notice in respect of such Third Party Claim to advise the Indemnitee whether the Indemnitor disputes or accepts, in whole or in part, its liability to the Indemnitee and/or whether the Indemnitor desires to defend the Indemnitee against such Third Party Claim. Assuming the Indemnitor is liable for any properly notified Third Party Claim, the Indemnitor shall have no obligation to the Indemnitee for legal fees incurred by the Indemnitee prior to or during such thirty day period in connection with such Third Party Claim other than reasonable legal costs necessarily to avoid a default judgment and/or to maintain the status quo. In the event the Indemnitor determines to accept the defense of any such Third Party Claim, the Indemnitee shall have the right to be represented by its own counsel, its participation to be subject to the reasonable direction of the Indemnitor, and the Indemnitee shall provide all requested waivers and authorities to permit the Indemnitor to defend such Third Party Claim. The Indemnitor shall provide, to the Indemnitee's satisfaction, evidence that the Indemnitor has the financial ability both to defend the claim and to indemnify the Indemnitee if such defense is not successful. Counsel selected by the Indemnitee to act on its behalf in the defense of a Third Party Claim shall be at the Indemnitee's sole cost and expense; provided, however, that if the Indemnitee determines in good faith that there exists a conflict of interest between the Indemnitor and the Indemnitee or that the Indemnitor did not satisfactorily demonstrate financial ability, the Indemnitee shall have the right to engage separate counsel, the reasonable costs and expenses (including reasonable attorneys fees) of which shall be paid by the Indemnitor, but in no event shall the Indemnitor be liable for the costs and expenses of more than one such separate counsel. If the Indemnitor fails to undertake the defense of or settle or pay any Third Party Claim within thirty
(30) days following receipt of the Indemnification Notice in respect of such Third Party Claim, or if the Indemnitor, after having given notification to the Indemnitee that it intends to assume the defense, fails within thirty (30) days from its receipt of the Indemnification Notice to defend, settle or pay such Third Party Claim, then the Indemnitee may take any and all necessary actions to dispose of the Third Party Claim including the settlement or full payment thereof upon such terms as it shall deem appropriate, in its sole discretion, with respect to any proposed settlement thereof. Notwithstanding the foregoing, however, Indemnitee shall in all cases be entitled to control of the defense of any action (provided that Indemnitee does so in good faith) if it (i) may result in injunctions or other equitable remedies in respect of the Indemnitee; (ii) may result in liabilities which, taken with other then existing claims by Indemnitee, would not be fully indemnified hereunder; or (iii) may have an adverse impact on the business or the financial condition of the Indemnitee even if Indemnitor shall pay all indemnification amounts in full. In the event that the Indemnitee exercises its right to control the defense of the action pursuant to the preceding sentence, the Indemnitor shall be liable for the reasonable costs and expenses (including reasonable attorneys fees) incurred by Indemnitee in doing so.

      (d) In the event that the Indemnitor has not assumed the defense, settlement or payment of a Third Party Claim and in failing to do so, has not admitted its liability for such Third Party Claim in writing to the Indemnitee, then the Indemnitee shall be entitled to settle such Third Party Claim in any manner which it determines. In the event the Indemnitee exercises its right to control the defense of an action as permitted in the penultimate sentence of
Section 6.2(c), Indemnitee may settle the Third Party Claim that it has agreed to settle, pay or defend on terms which it may deem reasonable; provided, however, that the Indemnitee shall not, without the Indemnitor's written consent, which shall not be unreasonably withheld or delayed (i) settle or compromise any such proceeding, claim or demand, or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnitor of a written release from all Liability in respect of such proceeding, claim or demand, or (ii) settle or compromise any such proceeding, claim or demand in any manner that may adversely affect the Indemnitor.

      (e) The Indemnitor may settle a Third Party Claim that it has agreed to settle, pay or defend on terms which it may deem reasonable; provided, however, that the Indemnitor shall not, without the Indemnitee's prior written consent, which shall not be unreasonably withheld or delayed (i) settle or compromise any such proceeding, claim or demand, or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnitee of a written release from all Liability in respect of such proceeding, claim or demand, or (ii) settle or compromise any such proceeding, claim or demand in any manner that may adversely affect the Indemnitee.

      (f) Except for Third Party Claims, the Indemnitor shall have thirty (30) days to advise the Indemnitee of whether it disputes or accepts liability to the Indemnitee for all other indemnification claims that are the subject of an Indemnification Notice delivered to the Indemnitor as provided in Section 6.2(b) above.

      (g) Schedule 7 hereto includes additional indemnification and other covenants of North Country that are incorporated by reference herein. Schedule 7, rather than the foregoing provisions of this Article 6, shall apply to the matters set forth in the schedule.

      (h) The remedies provided by this Article 6 and Schedule 7 shall not be exclusive of or limit any other remedies that may be available to NCFC Recapitalization or any of the Investors.

                             Article 7 Miscellaneous

7.1 No Other Representations, Warranties or Covenants. Except as expressly set forth in this Agreement or the Definitive Subscription Documents, there are no other representations, warranties, statements, covenants of any of the parties and no party is authorized to rely, and each party agrees that it is not relying upon, any other representations, warranties, covenants or agreements.

7.2 Further Assurances. Each party agrees to do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered any and all such further acts, instruments, papers and documents and will give such further assurances, as may be reasonably requested by another party as necessary or proper to implement the provisions of this Agreement or otherwise to carry out and effectuate the intent and purposes of this Agreement.

7.3 Notices. All notices, requests, waivers and consents under this Agreement directed to a party shall be in writing and shall be effective upon receipt, if delivered by hand (including by mail, courier or otherwise) or facsimile transmission. All notices, requests and consents hereunder shall be addressed or directed to the applicable Notice Address(es).

7.4 Entire Agreement. This Agreement, together with the Definitive Subscription Documents and the Confidentiality Agreement, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and, if the Closing occurs, shall supersede all prior and contemporaneous agreements, understandings, representations, warranties, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between or among the parties in connection with the subject matter hereof except as specifically set forth herein.

7.5 Amendments; Governing Law. This Agreement may be amended by the parties hereto at any time, but only by an instrument in writing duly executed and delivered on behalf of NCFC Recapitalization, North Country and the Investors (by NCFC Recapitalization pursuant to Section 7.13). This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Michigan (without regard to conflicts of law principles).

7.6 Successors and Assigns. This Agreement may not be assigned by any party without the prior written consent of NCFC Recapitalization and North Country. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.

7.7 Captions. The titles of the articles and sections of this Agreement have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or construction of any of the terms or provisions hereof.

7.8 Waivers. Any waiver of any breach of or failure to comply with any provision of this Agreement shall be in writing and approved by the party which is not in non-compliance with or breach of this Agreement (or, in the case of waivers by the Investors, NCFC Recapitalization pursuant to Section 7.13). Any such waiver shall be strictly construed and shall not be interpreted as or constitute a continuing waiver of the relevant provision or a waiver of any other breach of, or failure to comply with, any other provision of this Agreement.

7.9 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

7.10 Severability. If any provision of this Agreement shall be deemed or declared to be unenforceable, invalid or void, the same shall not impair any of the other provisions of this Agreement, which shall be enforced in accordance with their respective terms. The parties intend that each provision of this Agreement be enforced to the maximum extent permissible under applicable law and, should any provision of this Agreement be unenforceable because of its scope, the time period covered or otherwise, the provision shall be deemed to be reduced, limited and/or changed to enable the provision to be enforced to the maximum permissible extent under the laws and public policies applied in the jurisdiction in which enforcement is sought.

7.11 No Third Party Beneficiaries. This Agreement is intended to be for the sole benefit of, and to be enforced by, the parties except if the Closing shall occur, this Agreement is also for the benefit of and may be enforced by each of the Investors. No Person other than the parties shall have any rights under this Agreement, and none of the provisions of this Agreement shall be enforced by, any such Person, except that if the Closing shall occur each Investor shall have rights under this Agreement and may enforce this Agreement.

7.12 Facsimile Signatures. Facsimile signatures to this Agreement shall be considered originals hereof, with any party executing this Agreement by facsimile signature agreeing to provide promptly to the other parties an original signature evidencing the same.

7.13 Authorization of NCFC Recapitalization; Actions by Investors.

      (a) By joining in this Agreement as contemplated by Section 2.1, each Investor irrevocably appoints NCFC Recapitalization as the Investor's agent and attorney-in-fact for all purposes under this Agreement including exercising, taking, performing and making all rights, covenants, actions, decisions, elections, amendments and waivers under this Agreement (by NCFC Recapitalization or the Investors) including determining whether any of the Investors' Closing Conditions have been satisfied; waiving any of the Investors' Closing Conditions (either generally or in a particular instance, either retroactively or prospectively and either for a specific time or indefinitely); agreeing to any amendment to this Agreement; extending the Closing Deadline; reviewing, accepting, agreeing or disagreeing with the Closing Schedule and any computations therein; resolving with North Country any Notice of Disagreement; and/or terminating this Agreement, in each case as NCFC shall determine appropriate in its discretion, except only that any amendment to the Summary of Terms, any waiver of any of the Investors' Closing Conditions described in Sections 4, 5, 11, 12, 13, 16, 17, 20, 21, 24, 26, and 27 of Part I
of Schedule 3, and any extension of the Closing Deadline beyond December 31, 2004, shall require the written approval of not less than Two Thirds of the Investors. For clarification, NCFC shall have the power and authority to make such determinations as it deems appropriate as to whether particular Investors' Closing Conditions have been satisfied. In making any such determination or any other determination under this Agreement, NCFC Recapitalization may rely, without any further inquiry or investigation, upon any certification or confirmation, oral or written, given by North Country or any of its Subsidiaries or any other Person whatsoever (including the certificate described in Section 24 of Part I of Schedule 3). If NCFC Recapitalization shall determine that one or more of the Investors' Closing Conditions shall not be satisfied it shall have the further power and authority to determine whether to waive any such Investors' Closing Condition except that waiver of any of the conditions that require the approval of Two Thirds of the Investors as specified above in this
Section 7.13(a) shall require such approval. The grant of the authority and powers under this Agreement are coupled with an interest and irrevocable, and are durable powers of attorney granted by each of the Investors. The grant of the authority and powers under this Agreement shall expire once all North Country Shares to be issued to the Investors shall have been so issued.

      (b) None of NCFC Recapitalization or any of its members, managers, employees or agents shall be liable or responsible for, and each Investor and North Country irrevocably waives, releases and agrees to not assert, any claim or cause of action against NCFC Recapitalization or any of its members, managers, employees or agents under any theory whatsoever (including negligence) for, or in connection with, this Agreement; any of the Subscription Documents; any of the Offering Documents; the Proxy Statement; any of the Regulatory Filings; or any related materials; the proposal, development, adequacy, reasonableness, implementation, or results to be obtained by any business plan or strategy for North Country or any of its Subsidiaries (regardless of any participation by NCFC Recapitalization or any of its members, managers, employees or agents); or any action taken or omitted under this Agreement (including any of the determinations or waivers referred to in Article 4, this Section 7.13 or Schedule 3, any diligence or other review of North Country and its Subsidiaries (including the adequacy or scope of the review, any information discovered in connection with the review, or otherwise), except only in the case of NCFC Recapitalization for gross negligence or willful violation of law. North Country and the Investors acknowledge and agree that NCFC Recapitalization has not, and will not, make any representation, warranty, assurance, or statement under or in connection with this Agreement; any of the Subscription Documents; any of the Offering Documents; the Proxy Statement; any of the Regulatory Filings; or related materials; or the proposal, development, adequacy, reasonableness, implementation, or results to be obtained by any business plan or strategy for North Country or any of its Subsidiaries, and the Investors and North Country each acknowledge and agree they are not relying on any such representation, warranty, assurance or statement in entering into this Agreement, any of the Subscription Documents or otherwise, and the only information supplied or to be supplied by NCFC Recapitalization or any of its members for inclusion in any of those materials will be information supplied in writing by NCFC Recapitalization as to NCFC Recapitalization itself and its members expressly for inclusion therein.

      (c) Except as otherwise expressly set forth in this Agreement to the contrary, any consent, election, waiver, amendment or other action by the "Investors" under or as contemplated by this Agreement may be taken by, and shall be deemed to be effective only with the consent of, NCFC Recapitalization as provided in this Section 7.13 or Two Thirds of the Investors, and when taken, shall be binding and enforceable against each of the Investors (whether or not the Investor shall have consented to the matter in question).

7.14 Relationship of Parties. The relationship between the parties is that of independent contractors and not of employer-employee, principal-agent or partners. No party is the legal representative of any other party nor has the right or authority to assume or undertake any obligation or make any representation on behalf of any other party.

7.15 Expenses. Except as otherwise expressly set forth in this Agreement, each party shall pay its on expenses incurred in connection with the transactions contemplated hereby.

7.16 Acknowledgment and Waiver. The parties acknowledge and agree as follows:
Miller, Canfield, Paddock and Stone, P.L.C. ("Miller Canfield") has represented NCFC Recapitalization in preparing this Agreement and the transactions contemplated by this Agreement and has not represented any of the Investors in connection with this Agreement or the transactions contemplated hereby.

                  [Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                NORTH COUNTRY FINANCIAL CORPORATION

                                By: /s/C. James Bess
                                    ---------------------------------
                                    Name: C. James Bess
                                    Title: President and Chief Executive Officer

                                North Country Financial Corporation
                                130 S. Cedar Street
                                Manistique, Michigan 49854
                                Attn:     C. James Bess
                                          President and Chief Executive Officer
                                Facsimile: (906) 341-7879

                         With a copy to:

                         Werner & Blank, LLC
                         7205 West Central Avenue
                         Toledo, Ohio 43617
                         Attn:     E. L. Herbert, Esq.
                         Facsimile:  (419) 841-8380

                                NCFC RECAPITALIZATION, LLC

                                By: /s/ Eliot R. Stark
                                    ---------------------------------
                                  Name:   Eliot R. Stark
                                  Title:  A Member

                                and

                                By: /s/ Paul D. Tobias
                                    ---------------------------------

                                  Name:    Paul D. Tobias
                                  Title:   A Member

                                NCFC Recapitalization, LLC
                                c/o 38710 Woodward Ave, Suite 240
                                Bloomfield Hills, Michigan 48304-6913
                                Attn;  Eliot R. Stark and Paul D. Tobias

                         With a copy to:

                         Miller, Canfield, Paddock and Stone, P.L.C.
                         840 West Long Lake Road, Suite 200
                         Troy, Michigan 48098-6358
                         Attn:     David D. Joswick, Esq.
                                Facsimile: (248) 267-3252

                                   Schedule 1

                     Certain Definitions and Interpretation

      Certain Definitions. In this Agreement or in any Schedule, and in any amendment hereto or thereto, unless the context otherwise requires or unless otherwise defined in any such Schedule or amendment, the following words and phrases shall have the meanings set forth after them.

            "Accounting Firm" means Plante & Moran, PLLC, or such other nationally recognized accounting firm as may be agreed upon in writing by NCFC Recapitalization and North Country.

            "Accredited Investor" has the meaning set forth in Rule 501(a) of Regulation D.

            "Acquisition Event" means that North Country shall have authorized, recommended, or approved, or entered into an agreement with any person, entity or group (other than any of the parties to this Agreement) to effect an Acquisition Proposal.

            "Acquisition Proposal" means any proposal or transaction involving a merger, consolidation or other business combination transaction involving, or any purchase or all or any significant portion of the assets of, or any equity interest in, North Country or any of its Subsidiaries.

            "Bank" means North Country Bank and Trust, a wholly-owned subsidiary of North Country.

            "Benefit Arrangements" has the meaning in Section 5.1(y).

            "Best Efforts" means commercially reasonable efforts that a reasonably prudent person would make that desires to take the action in question.

            "Burdensome Condition" means any term, condition, requirement, restriction or limitation not reasonably acceptable to NCFC
      Recapitalization.

            "Business Day" means a day, other than a Saturday, Sunday or national holiday in the United States, on which banks in the State of Michigan are generally open for the conduct of commercial banking business.

            "Change in Bank Control Act" means the Change in Bank Control Act of 1978 and the regulations promulgated thereunder, in each case as amended.

            "Closing" means the closing of the transactions contemplated in this Agreement. "Closing Conditions" means and includes the Investors' Closing Conditions and the North Country Closing Conditions.

            "Closing Date" means a date specified by NCFC Recapitalization but not later than five (5) Business Days after the satisfaction of the Investors' Closing Conditions (other than those which by their nature are to be satisfied by deliveries on the Closing Date or at the Closing) and not later than the Closing Deadline.

            "Closing Deadline" means 11:59 p.m., local time, on October 31, 2004, provided that the Closing Deadline may be extended at the written election of NCFC Recapitalization or North Country as provided in Section 3.2, and if so extended the Closing Deadline shall be 11:59 p.m. on the date to which the deadline has been extended.

            "Closing Schedule" has the meaning in Section 4.5(d).

            "Code" means the Internal Revenue Code of 1986 as amended and the regulations promulgated thereunder.

            "Confidentiality Agreement" means the letter agreement dated as of May 3, 2004 between North Country and Mackinac Partners as the same may be amended in accordance with its terms from time to time.

            "Damages" means all liabilities, obligations, damages, losses, diminution in value, deficiencies, penalties, fines, forfeitures, assessments, judgments, awards, taxes, payments, costs and expenses and including court costs, reasonable attorneys fees, consultants' and experts' fees and other costs and expenses incident to claims, suits, proceedings, actions, demands, and causes of actions arising from or related to the matter or transaction in question or the defense or investigation thereof (whether or not litigation has commenced). For clarification, Damages includes all Damages suffered whether or not in connection with a third party claim.

            "Definitive Subscription Documents" means and includes the definitive subscription agreements (including suitability questionnaire and a counterpart signature page to this Agreement) and other agreements and instruments prepared by North Country pursuant to which a prospective Investor may subscribe for shares of North Country common stock as contemplated under this Agreement.

            "Derivatives Contracts" has the meaning in Section 5.1(hh).

            "Disclosure Schedule" means the disclosure schedule delivered by North Country to NCFC Recapitalization contemporaneously with the execution and delivery of this Agreement.

            "Employee Plans" has the meaning in Section 5.1(y).

            "Employment Agreements" means the separate Employment Agreements executed and delivered by and between North Country and Eliot R. Stark, Paul D. Tobias, and Jim Bess in the form attached as Schedule 5-1, 5-2 and 5-3, respectively, contemporaneously with the execution and delivery by North Country of this Agreement, but effective only if the Closing shall occur.

            "Encumbrance" means and includes any lien, security interest, mortgage, claim, charge, restriction, proxy, voting agreement, right of third parties, or encumbrance whatsoever.

            "ERISA" has the meaning in Section 5.1(y).

            "ERISA Affiliate" has the meaning in Section 5.1(y).

            "Exclusivity Agreement" means the letter agreement dated as of May 20, 2004 between Mackinac Partners, for itself and on behalf of the "Investors" referred to therein, and North Country, as the same may be amended in accordance with its terms from time to time.

            "Filings" has the meaning in Section 5.1(h)(ix).

            "Final Closing Schedule" has the meaning in Section 4.5(g).


            "Indemnitee" has the meaning in Section 6.2(b).

            "Indemnitor" has the meaning in Section 6.2(b).

            "Identified Claims" means and includes all claims, litigation and arbitrations described in Item 1 of Part II of North Country's Quarterly Report on Form 10-Q for the period ended June 30, 2004.

            "Investor" means a Person who or which has submitted Definitive Subscription Documents to a Placement Agent or North Country which have been accepted by North Country, and "Investors" means all of them collectively.

            "Investors' Closing Conditions" means and includes the conditions precedent set forth in part I of Schedule 3.

            "Loan Portfolio Properties, Trust Properties and Other Properties" has the meaning in Section 5.1(ee).

            "Mackinac Partners" has the meaning in the preamble.

            "Material Adverse Effect" means, with respect to North Country and its Subsidiaries, a material adverse effect on the business, assets, properties, results of operations, financial condition or prospects of North Country and its Subsidiaries taken as a whole.

            "MBCA" means the Michigan Business Corporation Act, as amended.

            "MUSA" means the Michigan Uniform Securities Act and the regulations promulgated thereunder, in each case as amended.

            "NASDAQ Rules" means the Marketplace Rules of the Nasdaq Stock Market, Inc., as amended, and North Country's agreements and obligations under its Nasdaq listing agreement.

            "NCFC Recapitalization" has the meaning in the preamble.

            "Net Proceeds of the Offering" means the gross amount of the Offering proceeds minus the Placement Agent Fees of 5.0% of such gross amount of the Offering and less Specified Expenses in excess of $850,000 (and the $100,000 fee to be paid to the Placement Agents as described in the Summary of Terms is included in the $850,000).

            "North Country" has the meaning in the preamble.

            "North Country Shares" means the shares of common stock of North Country to be issued to the Investors as contemplated by this Agreement.

            "North Country Stock Options" means the outstanding options and other awards issued by North Country under the North Country Stock Option Plans to purchase 535,732 shares of common stock of North Country.

            "North Country Stock Option Plans" means the Stock Option Plan; the Deferred Compensation, Deferred Stock and Current Stock Purchase Plan for Nonemployee Directors; the North Country Financial Corporation Stock Compensation Plan; the North Country Financial Corporation's 1997 Directors' Stock Option Plan, and the North Country Financial Corporation 2000 Stock Incentive Plan, all referred to more specifically in Exhibits 10.1, 10.2, 10.3, 10.4, and 10.5 of North Country's Form 10-K for the period ended December 31, 2003.

            "Notice Address" means (a) in the case of a party, the address and facsimile number for notices set forth below such party's signature on the signature page(s) to this Agreement, and (b) in the case of an Investor, prior to the Closing c/o NCFC Recapitalization and after the Closing, the address and facsimile number for purposes of notice set forth in the Definitive Subscription Documents; or in each case to such other address or facsimile designated by the party or Investor for the purpose of notices under this Agreement in a writing delivered to the other parties.

            "Notice of Disagreement" has the meaning in Section 4.5(d).

            "Offering" means the offering by the private placement by North Country of the North Country Shares as contemplated by this Agreement, the Offering Documents and the Definitive Subscription Documents.

            "Offering Documents" means a confidential private placement memorandum and other offering documents, and any required amendments or supplements, delivered by North Country to Investors in connection with the offering and sale of North Country common stock as contemplated by this Agreement and shall also include this Agreement, the Disclosure Schedule, the Definitive Subscription Documents, and the SEC Reports identified in the private placement memorandum.

            "OFIS" means the Michigan Office of Financial and Insurance
      Services.

            "Order" means the Cease and Desist Order with respect to the Bank entered by the FDIC and OFIS on March 26, 2003, as the same may be amended, supplemented or revised in the future.

            "Placement Agents" means Keefe, Bruyette & Woods, Inc. and Howe Barnes Investments, Inc. engaged by North Country in connection with the Offering.

            "Placement Agent Agreement" means the Placement Agent Agreement dated as of the date of this Agreement among Keefe Bruyette & Woods, Inc., as representative of the several Placement Agents, and North Country.

            "Pre-Closing Adjusted Equity" means stockholders' equity of North Country, at the end of the calendar month immediately preceding the Closing Date, determined in accordance with generally accepted accounting principles, consistently applied, but adjusted pursuant to the Pre-Closing Equity Adjustments, as set forth in the Final Closing Schedule. For clarification, Pre-Closing Adjusted Equity does not include the Specified Expenses.

            "Pre-Closing Equity Adjustments" means all of the following:

            (a) Reduce stockholders' equity by the full amount of the following, whether or not then due, accrued or incurred:

                  (i) the full amount by which all costs and expenses of North
            Country and its Subsidiaries with respect to the transactions contemplated by this Agreement, including investment banking, legal and accounting fees and expenses, exceed $75,000; and

                  (ii) the full amount of the settlement or other resolution of the Identified Claims and any other litigation or claims, including all attorneys fees and any contingent or deferred amounts.

            (b) Do not make any adjustment for any gains that may be realized as a result of the redemption, retirement or repayment of any trust preferred securities.

            (c) Reduce stockholders' equity by the full amount of the FASB 115 adjustment at June 30, 2004 (regardless of the actual amount of the FASB 115 adjustment at the end of the calendar month immediately preceding the Closing Date).

            "Pre-Closing Outstanding Shares" means the number of shares of common stock of North Country issued and outstanding immediately before the Closing without taking into account the North Country Options outstanding under the North Country Stock Option Plans or the awards to be issued by North Country under the 2000 Stock Incentive Plan, as amended, as contemplated in Section 15 of Part I of Schedule 3. Based on the representation and warranty set forth in Section 5.1(g), the Pre-Closing Outstanding Shares as of the date of this Agreement are 7,019,152 shares.

            "Proxy Statement" has the meaning in Section 3.5(b).

            "Recommendation Event" means that (a) the Board of Directors of North Country does not, or shall indicate to NCFC Recapitalization that North Country is unwilling or unable to, publicly recommend in the Proxy Statement that its shareholders approve the North Country Shareholder Approval Items, or (b) after recommending in the Proxy Statement that its shareholders approve the North Country Shareholder Approval Items, the Board of Directors of North Country shall have withdrawn, modified or amended such recommendation in any respect materially adverse to the Investors.

            "Registration Rights Agreement" means the Registration Rights Agreement executed and delivered by North Country for the benefit of the Investors in the form attached as Schedule 4. contemporaneously with the execution and delivery by North Country of this Agreement but effective only if the Closing shall occur.

            "Regulation D" means Regulation D promulgated under the Securities Act.

            "Regulatory Approvals" means all consents and approvals required from all Regulatory Authorities of the transactions contemplated by this Agreement including, if necessary, the approval of the applicable Regulatory Authority under the Change in Bank Control Act.

            "Regulatory Authority" means any federal, state or local governmental authority having jurisdiction over any of North Country or any of its Subsidiaries or any of the transactions contemplated by this Agreement including the SEC, any state securities or "blue sky" administrator, any applicable industry self regulatory organization (including the National Association of Securities Dealers, Inc. and the Nasdaq Stock Market, Inc.), the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OFIS, any other federal or state banking authority, and any state insurance regulatory authority.

            "Regulatory Filings" means and includes any and all filings and notices required to be filed by North Country or any of its Subsidiaries with all Regulatory Authorities either in the ordinary course of business or in connection with this Agreement and the transactions contemplated by this Agreement, including the Securities Act, the Securities Exchange Act, the Change in Bank Control Act, MUSA, any other state securities or "blue sky" laws, and the rules of the National Association of Securities Dealers, Inc. and/or the NASDAQ Rules.

            "Resolved Objections" has the meaning in Section 4.5(f).

            "Review Period" has the meaning in Section 4.5(d).

            "Rights" means the preferred share purchase rights issued by the Company entitling the holder to purchase one one-thousandth of a share of Series B Junior Participating Preferred Stock, par value $.01 per share. The Rights are described in the Rights Agreement.

            "Rights Agreement" means the Rights Agreement dated as of June 21, 2000 by and between North Country and the Registrar and transfer Company as agent.

            "SEC" means the Securities and Exchange Commission.

            "SEC Reports" has the meaning in Section 5.1(i)(a).

            "Second Accounting Firm" means a nationally recognized accounting firm agreed upon in writing by NCFC Recapitalization and North Country.

            "Securities Act" means the Securities Act of 1933 and the regulations promulgated thereunder, in each case as amended.

            "Securities Exchange Act" means the Securities Exchange Act of 1934 and the regulations promulgated thereunder, in each case as amended.

            "Shareholder Approval Items" means and includes approval of (a) the issuance of the North Country Shares to the Investors as contemplated by this Agreement, (b) an amendment to the Articles of Incorporation of North Country to increase the authorized common stock of North Country to 85,000,000 shares, (c) an amendment to the Articles of Incorporation of North Country to change its name to "Mackinac Financial Corporation", (d) the amendment of North Country's 2000 Stock Incentive Plan to increase the authorized number of shares of common stock of North Country under the plan and to permit the awards to be made as contemplated in certain of the Employment Agreements to be priced at a per share price equal to the price per share in the Offering (see Section 15 of Part 1 of Schedule 3), (e) the reconstitution of the Board of Directors contemplated by Section 9 of
      Part 1 of Schedule 3, and (f) any other action by the shareholders of North Country required under applicable law or the NASDAQ Rules, or reasonably requested by NCFC Recapitalization, in connection with this Agreement or any of the transactions contemplated by this Agreement.

            "Specified Expenses" means and includes all costs, expenses, fees and charges incurred by NCFC Recapitalization, Mackinac Partners and the Placement Agents in connection with any of the transactions contemplated by this Agreement and including reasonable attorneys' fees of any of the foregoing.

            "Structured Note" has the meaning in Section 5.1(hh).

            "Subsidiary" means any entity (including any corporation, partnership, joint venture or other organization, whether incorporated or unincorporated) which North Country, directly or indirectly, owns at least 50% of (a) the outstanding shares or other securities representing the right to vote for the election of directors or other managing authority or
      (b) in the case of any entity which does not have outstanding shares or securities, ownership interests which represent the right to make the decisions for such entity, whether or not such entity is consolidated with North Country for financial reporting purposes.

            "Summary of Terms" means the summary of terms for the investment in North Country contemplated by this Agreement as set forth on Schedule 2.

            "Third Party Claim" has the meaning in Section 6.2(c).

            "Two Thirds" means in the case of the Investors (a) prior to the Closing, Investors having submitted Definitive Subscription Documents for at least two-thirds in dollar amount of the Definitive Subscription Documents of all Investors at the time in question and (b) after the Closing, Investors holding at least two-thirds of the North Country Shares held by all Investors at the time in question.

      Construction of Certain Terms and Phrases. Unless the context of the Agreement otherwise requires, (i) words of any gender include each other gender;
(ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Section" and "Article" refer to the specified Section or Article of this Agreement; (v) the term "Schedule" refers to the specified Schedule to this Agreement; and (vi) "including" means "including but not limited to". This Agreement is being entered into by and among competent and sophisticated parties who are experienced in business matters and represented by counsel and other advisors, and has been reviewed by the parties and their counsel and other advisors. Therefore, any ambiguous language in this Agreement will not be construed against any particular party as the drafter of the language.

                                   Schedule 2

                                Summary of Terms

Security to be Offered:                         Shares of Common Stock to be
                                                issued by North Country.

Investment Amount:                              $30 million.

Investor Qualifications:                        Accredited Investor.

Maximum Individual Investment:                  $3,000,000, but subject to
                                                waiver by NCFC Recapitalization,
                                                in its sole discretion.

Minimum Individual Investment:                  $250,000, but subject to waiver
                                                by NCFC Recapitalization, in its
                                                sole discretion.

Total Number of Shares:                         Not less than 39,775,195 shares
                                                of common stock of North
                                                Country. The precise number of
                                                shares of North Country issued
                                                will be determined by Section
                                                4.5 (b)

                                                Minimum Closing Date Equity of
                                                $3 million. See Schedule 3.

Placement Agents:                               Keefe, Bruyette & Woods, Inc.

                                                Howe Barnes Investments, Inc.

Placement Agent Fees                            $100,000 plus 5% of the gross
                                                proceeds to the Company from the
                                                sale of the North Country Shares
                                                pursuant to this Agreement and
                                                reimbursement of expenses.

Use of Proceeds:                                Payment or reimbursement of all
                                                expenses.

                                                Redemption of all trust
                                                preferred securities.

                                                Contribution of additional
                                                capital to the Bank.

                                                Repayment of Federal Home Loan
                                                Bank advances made to the Bank.

                                                Other general corporate
                                                purposes.

Amendments to North Country Stock Option Plans  The North Country Stock Option
                                                Plans to be amended to increase
                                                the number of shares that may be
                                                subject to awards made at or
                                                after the Closing under the
                                                plans to 12.5% of the total
                                                number of shares to be
                                                outstanding after the Closing
                                                Date. The number of shares to be
                                                subject to each plan shall be
                                                determined prior to Closing by
                                                NCFC Recapitalization. The 2000
                                                Stock Incentive Plan will be
                                                further amended to permit the
                                                options to be awarded as
                                                contemplated under certain
                                                of the Employment Agreements
                                                (see Schedule 5) to be priced at
                                                the per share price in the
                                                Offering and to continue to vest
                                                and be exercisable
                                                notwithstanding termination of
                                                the Employment Agreements as
                                                contemplated in the agreements.

Registration Rights                             North Country will use its Best
                                                Efforts to prepare and file a
                                                registration statement on Form
                                                S-3 under the Securities Act
                                                covering the North Country
                                                Shares on or before the date
                                                that is 30 days after the
                                                Closing Date and will use its
                                                Best Efforts to cause such
                                                registration statement to become
                                                effective as soon as practicable
                                                after filing, and in any event
                                                no later than December 31, 2004.
                                                North Country will further use
                                                its Best Efforts to maintain the
                                                effectiveness of such
                                                registration statement until the
                                                earliest of (i) the date that is
                                                two years after the Closing Date
                                                and (ii) the date on which all
                                                of the North Country Shares have
                                                been sold pursuant to such
                                                registration statement. See
                                                Schedule 4.

Expenses:                                       North Country to pay or
                                                reimburse NCFC Recapitalization,
                                                Mackinac Partners and the
                                                Placement Agents for all
                                                Specified Expenses.

                                                North Country to also pay all of
                                                its own costs, expenses and fees
                                                including Placement Agent Fees.

                                                Total expenses not to exceed
                                                $2.5 million unless the Offering
                                                is increased at the behest of
                                                North Country or in the event of
                                                the occurrence of a material
                                                adverse event and not including
                                                costs and expenses relating to
                                                the registration statement (see
                                                Registration Rights above).

Other Terms and Conditions:                     As provided in this Agreement
                                                and other terms, conditions,
                                                representations and warranties
                                                customary for a transaction of
                                                the character contemplated by
                                                this Agreement.

                                   Schedule 3

                               Closing Conditions

Part I: Investors' Closing Conditions.

1. Negotiation, execution and delivery by the Investors and North Country of Definitive Subscription Documents (including a North Country subscription agreement and investment questionnaire).

2. Accuracy as of the Closing Date, in all material respects, of North Country's representations and warranties in this Agreement and the Definitive Subscription Documents.

3. Performance by North Country, in all material respects, of its covenants and agreements in this Agreement and the Definitive Subscription Documents.

4. There shall not have occurred or be in existence any fact, event or circumstance at any time since December 31, 2003, or any change in any event, fact or circumstance in existence at or before that date, which individually or in the aggregate with all other facts, events or circumstances, has had or is reasonably likely to have a Material Adverse Effect.

5. All Regulatory Approvals required in connection with the consummation of the transactions contemplated in this Agreement (including the issuance of the North Country Shares to the Investors and the reconstitution of the Board of Directors of North Country and its Subsidiaries) shall have been obtained and shall be in full force and effect, and all applicable statutory waiting periods shall have expired or been terminated, in each case without the imposition of any Burdensome Condition.

6. NCFC Recapitalization shall have received assurances reasonably satisfactory to it that upon completion of the transactions contemplated by this Agreement and the recapitalization of the Company and the Bank to the levels required by the Order, all applicable Regulatory Authorities will remove the Order and all other cease and desist and other orders against North Country and/or its banking and non-banking subsidiaries at the Closing, approve the transactions contemplated by this Agreement, determine the Bank to be well capitalized, approve a new branch in Oakland County, Michigan, and approve a name change for the Bank.

7. The North Country shareholders shall have duly adopted and approved each of the Shareholder Approval Items.

8. Effective upon the Closing, the names of the Bank will be changed to Mackinac Bank and the names of all other Subsidiaries of North Country will be changed to names designated by NCFC Recapitalization.

9. Effective upon the Closing, the Board of Directors of North Country will be reconstituted as specified by NCFC Recapitalization and North Country shall have taken all required action to reconstitute the Board of Directors of its Subsidiaries as specified by NCFC Recapitalization, provided that Mr. Bess and Mr. Lindroth, two (2) current directors of North Country, shall continue as directors of North Country following the Closing.

10. The Board of Directors of North Country shall have duly taken all necessary steps to terminate the Rights Agreement effective prior to or upon the Closing, and no Rights shall thereafter be issued or outstanding, and no Person shall have become an "Acquiring Person" and there shall not have occurred any Share Acquisition Date or Distribution Date.

11. The North Country Shares to be issued to the Investors shall have been listed on the NASDAQ SmallCap Market, subject to official notice of issuance.

12. All material litigation involving North Country, any of its subsidiaries, and/or any of their directors or officers (in such capacities) shall have been finally settled on terms reasonably acceptable to NCFC
      Recapitalization (including the Identified Claims).

13.   The Registration Rights Agreement shall be in full force and effect.

14.   Employment Agreements shall be in full force and effect.

15. North Country shall have duly amended the North Country Stock Option Plans to increase the number of shares that may be subject to awards made at or after the Closing under the plan to 12.5% of the total number of shares outstanding after the Closing Date. The number of shares to be subject to each plan is to be determined by NCFC Recapitalization prior to the Closing. The 2000 Stock Incentive Plan will be further amended to permit the options to be awarded as contemplated under certain of the Employment Agreements (see Schedule 5) to be priced at the per share price in the Offering and to continue to vest and be exercisable notwithstanding termination of the Employment Agreements as contemplated in the agreements.

16. No order, injunction or decree issued by any Regulatory Authority or court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Regulatory Authority or court which prohibits or makes illegal any of the transactions contemplated by this Agreement.

17. North Country shall have redeemed and retired all of its outstanding subordinated debentures issued to North Country Capital Trust, North Country Capital Trust shall have redeemed and retired all of the trust preferred securities issued by it, North Country and North Country Capital Trust shall have been released and discharged from all guarantees and obligations under all agreements with and for the benefit of North Country Capital Trust or the holders of any of its trust preferred securities, and from all unpaid principal, interest, fees, charges or other amounts, in each case at a substantial discount from par and on other terms and conditions agreed upon by NCFC Recapitalization and set forth in the Definitive Subscription Documents.

18. NCFC Recapitalization shall have completed such reviews of North Country and its Subsidiaries, and on the Disclosure Schedule and items disclosed therein, as it deems appropriate under the circumstances and such reviews shall be satisfactory to them.

19. All other conditions set forth in the Definitive Subscription Documents shall have been satisfied.

20. C. James Bess and any other "disqualified individual" with any agreement or arrangement that shall involve any "parachute payment" by North Country or any Subsidiary as a result of any of the transactions contemplated by this Agreement shall have agreed in writing to such amendment to any such agreement or arrangement as may be necessary so that any such payment shall not include any "excess parachute payment" and no part of any such payment shall not be deductible under Section 280G of the Code or subject to any excise tax under Section 4999 of the Code, and any such amendment shall be on terms acceptable to NCFC Recapitalization.

21. North Country shall have obtained director and officer liability insurance in an amount, on terms and conditions, and from an insurance company acceptable to NCFC Recapitalization.

22. Receipt of an opinion of counsel for North Country in form and content reasonably satisfactory to NCFC Acquisition and the Placement Agents.

23. Investors shall have submitted Definitive Subscription Agreements that have been accepted by North Country by the Closing Deadline representing not less than an aggregate of $30 million in subscriptions.

24. Receipt of a certificate from an appropriate officer or officers of North Country confirming the satisfaction of the Investors' Closing Conditions set forth in this Part I.

25. North Country's stockholders equity, determined in accordance with generally accepted accounting principles, consistently applied, shall exceed $3 million at all times prior to the Closing.

26. North Country's loan and lease loss reserves, determined in accordance with current practices, shall equal or exceed the greater of 4% of total loans or $10,000,000 at all times prior to the Closing.

27. NCFC shall have received the Closing Schedule, including the computation of the Pre-Closing Adjusted Equity, as contemplated in Section 4.5, and all disagreements with respect to the closing schedule and the computations shall have been finally resolved as provided in Section 4.5.

Part II: North Country's Closing Conditions.

1. All Regulatory Approvals required in connection with the consummation of the transactions contemplated in this Agreement (including the issuance of the North Country Shares to the Investors and the reconstitution of the Board of Directors of North Country and its subsidiaries) shall have been obtained and shall be in full force and effect, and all applicable statutory waiting periods shall have expired or been terminated.

2. The North Country shareholders shall have duly adopted and approved each of the Shareholder Approved Items.

3. The North Country Shares to be issued to the Investors shall have been admitted for quotation on the NASDAQ SmallCap Market, subject to official notice of issuance.

4. No order, injunction or decree issued by any Regulatory Authority or court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Regulatory Authority or court which prohibits or makes illegal any of the transactions contemplated by this Agreement.

5. Investors shall have submitted Definitive Subscription Documents to the Placement Agents or North Country by the Closing Deadline representing not less than an aggregate of $30 million in subscriptions.

                                   Schedule 4

                          Registration Rights Agreement

                                  See Attached

                                       4-1

                          REGISTRATION RIGHTS AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of September_________, 2004, between North Country Financial Corporation, a Michigan corporation (the "Company"), and each of the Persons who have executed this Agreement and are named in Annex A hereto (each, an "Investor" and, collectively, the "Investors").

      Execution and delivery of this Agreement by the parties hereto are conditions to each Investor purchasing Shares (as defined below) from the Company under the Subscription Agreement (as defined below). Accordingly, the parties hereto hereby agree as follows:

      SECTION 1. DEFINITIONS. Unless the context otherwise requires, the terms defined in this Section 1 have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of such terms:

      "Board" means the Board of Directors of the Company.

      "Closing Date" has the meaning given in the Subscription Agreement; provided that if there is more than one Closing Date pursuant to the Subscription Agreement, this term shall refer to the latest such Closing Date.

      "Common Stock" means the common stock, no par value of the Company.

      "Commission" means the Securities and Exchange Commission.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Holder" means the record owner of Registrable Securities.

      "Person" means any natural person, corporation, trust, association, limited liability company, partnership, joint venture or other entity and any government, governmental agency, instrumentality or political subdivision.

      "Register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

      "Registrable Securities" means the Shares and any shares of capital stock issued or issuable from time to time as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares if and so long as: (i) they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction; or (ii) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect to such Shares are removed upon the consummation of such sale; or (iii) they could not be sold without registration by any Holder thereof pursuant to Rule 144 promulgated under the Securities Act.

      "Securities Act" means the Securities Act of 1933, as amended.

REGISTRATION RIGHTS AGREEMENT FOR NEW INVESTORS (2)

      "Shares" means the shares of Common Stock sold and issued to the Investors pursuant to the Subscription Agreement.

      "Subscription Agreement" means one or more Subscription Agreements of even date herewith between the Company and each Investor relating to the purchase and sale of the Shares.

      SECTION 2. REQUIRED REGISTRATION.

            (a) Subject to the receipt of all necessary information from the Investors, the Company shall use commercially reasonable efforts to prepare and file a registration statement on Form S-3 under the Securities Act covering the Registrable Securities (the "Registration Statement"), on or before the date that is ninety (90) days after the Closing Date (the "Filing Date"), and shall use its commercially reasonable efforts to cause such Registration Statement to become effective as soon as practicable after filing, and in any event no later than March 31, 2005 (the "Effectiveness Date"); provided, however, that if the Company receives notification from the SEC that the Registration Statement will receive no action or review from the SEC, then the Company will, subject to its rights under Section 2(d) below, cause the Registration Statement to become effective within five business days after such SEC notification. Notwithstanding the foregoing, if Form S-3 is not available for use by the Company, then the Company will file a Registration Statement on such form as is then available to effect a registration of the Registrable Securities, subject to the consent of the Holders of a majority of the Registrable Securities then outstanding, which consent will not be unreasonably withheld or delayed.

            (b) The Company shall use its commercially reasonable efforts to maintain the effectiveness of the Registration Statement under the Securities Act until the earliest of: (i) the date that is two years after the Closing Date; and (ii) the date on which all of the Registrable Securities have been sold pursuant to the Registration Statement or no longer constitute Registrable Securities (the "Registration Period").

            (c) Notwithstanding the foregoing, if the Company is engaged in any activity or transaction or preparations or negotiations for any activity or transaction that the Company desires to keep confidential for business reasons and the Company determines in good faith that the public disclosure requirements imposed on the Company under the Securities Act in connection with a registration hereunder would require disclosure of such activity, transaction, preparation or negotiations and that such disclosure would be seriously detrimental to the Company, the Company shall have the right, by written notice to the Holders: (i) to withdraw a registration statement after filing and after such notice, but prior to the effectiveness thereof; or (ii) suspend the effectiveness thereof for a period not to exceed 90 days; provided that such right may not be exercised more than once in any twelve-month period.

      SECTION 3. PIGGY-BACK REGISTRATION.

            (a) If, at any time prior to the expiration of the Registration Period a Registration Statement is not effective with respect to all of the Shares, each time the Company determines to file a registration statement under the Securities Act (other than pursuant to Section 2 hereof and other than a registration statement on Form S-4 or Form S-8 or a

REGISTRATION RIGHTS AGREEMENT FOR NEW INVESTORS (2) registration statement on Form S-1 covering solely an employee benefit plan) in connection with the proposed offer and sale for money of any of its securities, either for its own account or on behalf of any other security holder, it will give prompt written notice of its determination to all Holders of Registrable Securities. Upon the written request of a Holder of Registrable Securities given within 20 days after the receipt of such written notice, the Company will use commercially reasonable efforts to cause all such Registrable Securities, the Holders of which have so requested registration, to be included in such registration statement and registered under the Securities Act, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Registrable Securities to be so registered.

            (b) If the registration of which the Company gives written notice pursuant to Section 3(a) is for a public offering involving an underwriting, the Company will so advise the Holders as a part of its written notice. In such event, the right of any Holder to registration pursuant to this Section 3 is conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement with the underwriter or underwriters selected for such underwriting by the Company, along with the Company and the other holders distributing their securities through such underwriting; provided, that such underwriting agreement is in customary form and is reasonably acceptable to the Holders of a majority of the Registrable Securities requesting to be included in such registration.

            (c) Notwithstanding any other provision of this Section 3, if the managing underwriter of an underwritten distribution advises the Company and the Holders of the Registrable Securities participating in such registration in writing that in its good faith judgment the number of shares of Registrable Securities and the other securities requested to be registered exceeds the number of shares of Registrable Securities and other securities which can be sold in such offering, then: (i) the number of shares of Registrable Securities and other securities so requested to be included in the offering will be reduced to that number of shares which in the good faith judgment of the managing underwriter can be sold in such offering (except for shares to be issued by the Company in an offering initiated by the Company, which will have priority over the shares of Registrable Securities); and (ii) subject to existing priority rights of the holders of such other securities, such reduced number of shares will be allocated among all participating Holders of Registrable Securities and the holders of other securities in proportion, as nearly as practicable, to the respective number of shares of Registrable Securities and other securities held by such Holders and other holders at the time of filing the registration statement in relation to the total number of shares of Common Stock outstanding on a fully diluted basis. All Registrable Securities which are excluded from the underwriting by reason of the underwriter's marketing limitation and all other Registrable Securities not originally requested to be so included will not be included in such registration and will be withheld from the market by the Holders thereof for a period, not to exceed 180 days, which the managing underwriter reasonably determines is necessary to effect the underwritten public offering.

      SECTION 4. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of Section 2 or 3 hereof to effect the registration of Registrable Securities under the Securities Act, the Company will:

REGISTRATION RIGHTS AGREEMENT FOR NEW INVESTORS (2)

            (a) In accordance with the Securities Act and all applicable rules and regulations thereunder, prepare and file with the Commission a registration statement with respect to such securities and use its commercially reasonable efforts to cause such registration statement to become effective, and use its commercially reasonable efforts to cause such registration statement to remain effective (including preparing and filing with the Commission such amendments and supplements to such registration statement and the prospectus contained therein as may be necessary to keep such registration statement effective) until the securities covered by such registration statement have been sold or as otherwise set forth in Section 2;

            (b) If the offering is to be underwritten in whole or in part, enter into a customary written underwriting agreement in form and substance reasonably satisfactory to the managing underwriter of the public offering, the Company and the Holders of a majority of the Registrable Securities participating in such offering;

            (c) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such number of copies of the registration statement and each amendment and supplement thereto, preliminary prospectus, final prospectus and such other documents as such underwriters and Holders may reasonably request in order to facilitate the public offering of such securities; provided, however, that the obligation of the Company to deliver copies of prospectuses or preliminary prospectuses to any Holder shall be subject to the receipt by the Company of reasonable assurances from such Holder that the Holder will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses or preliminary prospectuses;

            (d) Use its commercially reasonable efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating Holders and underwriters may reasonably request within ten days prior to the original filing of such registration statement, except that the Company will not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified;

            (e) Notify the Holders participating in such registration, promptly after it receives notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

            (f) Notify such Holders promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

            (g) Prepare and file with the Commission, promptly upon the request of any such Holders, any amendments or supplements to such registration statement or prospectus which, in the written opinion of counsel for such Holders, which opinion shall be reasonably acceptable to counsel for the Company, is required under the Securities Act or the rules and regulations of the Commission thereunder in connection with the distribution of the Registrable Securities by such Holders;

REGISTRATION RIGHTS AGREEMENT FOR NEW INVESTORS (2)

            (h) Prepare and file promptly with the Commission, and promptly notify such Holders of the filing of, such amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

            (i) Advise such Holders, promptly after it receives notice or obtains knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

            (j) At the request of any Holder of Registrable Securities covered by such registration statement, furnish to such Holder on the effective date of the registration statement or, if such registration includes an underwritten public offering, at the closing provided for in the underwriting agreement, an opinion dated such date of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the Holder or Holders making such request, covering such matters with respect to the registration statement, the prospectus and each amendment or supplement thereto, proceedings under state and federal securities laws, other matters relating to the Company, the securities being registered and the offer and sale of such securities as are customarily the subject of opinions of issuer's counsel provided to underwriters in underwritten public offerings; provided, however, that such opinion shall be no more extensive than the opinion provided as Appendix B to the Subscription Agreement.

            (k) Provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the Effectiveness Date.

      SECTION 5. ACCURACY OF REGISTRATION STATEMENT. Subject to the Company's rights under Section 10, any Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) filed by the Company covering Registrable Securities will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. Subject to the limitations set forth in Section 10, the Company will prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to permit sales pursuant to the Registration Statement at all times during the Registration Period, and, during such period, will comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until the termination of the Registration Period, or if earlier, until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement.

REGISTRATION RIGHTS AGREEMENT FOR NEW INVESTORS (2)

      SECTION 6. ADDITIONAL OBLIGATIONS OF THE COMPANY.

      6.1 Review by Investors. The Company will permit Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLP, to review the Registration Statement and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof) a reasonable period of time prior to their filing with the SEC, and will not file any document in a form to which such counsel reasonably objects, unless otherwise required by law in the opinion of the Company's counsel. The sections of any such Registration Statement including information with respect to the Investors, the Investors' beneficial ownership of securities of the Company or the Investors' intended method of disposition of Registrable Securities must conform to the information provided to the Company by each of the Investors.

      6.2   Expenses. With respect to the registration effected pursuant to
Section 2 hereof, the Company will bear all fees, costs and expenses of and incidental to such registration and the public offering in connection therewith; provided, however, that the Company shall not be liable for any underwriting discounts and commissions, which in all cases shall be born by the Holders. Such fees, costs and expenses of registration to be born as provided in the preceding sentence, include, without limitation, all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, all expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified and reasonable fees and disbursements (not to exceed $50,000) of one firm of counsel for all selling security holders, selected by the Holders of a majority of the Registrable Securities to be included in such registration, and reasonably acceptable to the Company.

      6.3 Due Diligence. The Company will make available for inspection by any Investor whose Registrable Securities are being sold pursuant to a Registration Statement and one firm of attorneys retained by the Investors (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as each Inspector reasonably deems necessary to enable the Inspector to exercise its due diligence responsibility. The Company will cause its officers, directors and employees to supply all information that any Inspector may reasonably request for purposes of performing such due diligence. Each Inspector will hold in confidence, and will not make any disclosure of, any Records or other information that the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless: (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement; (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (iii) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement.

      SECTION 7. INDEMNIFICATION.

            (a) The Company agrees to indemnify and hold harmless each Holder of Registrable Securities which are included in a registration statement pursuant to the provisions of this Agreement and each of such Holder's officers, directors, partners, legal counsel and accountants, and each Person who controls such Holder within the meaning of the Securities Act

REGISTRATION RIGHTS AGREEMENT FOR NEW INVESTORS (2) and any underwriter (as defined in the Securities Act) for such Holder, and any Person who controls such underwriter within the meaning of the Securities Act, from and against, and to reimburse such Holder, its officers, directors, partners, legal counsel, accountants and controlling Persons and each such underwriter and controlling Person of such underwriter with respect to, any and all claims, actions (actual or threatened), demands, losses, damages, liabilities, costs and expenses to which such Holder, its officers, directors, partners, legal counsel, accountants or controlling Persons or any such underwriter or controlling Person of such underwriter may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made; provided, however, that the Company will not be liable in any such case to the extent that any such claim, action, demand, loss, damage, liability, cost or expense is caused by an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with written information furnished by such Holder, such underwriter or such controlling Person specifically for use in the preparation thereof.

            (b) Each Holder of shares of Registrable Securities that are included in a registration statement pursuant to the provisions of this Agreement agrees, severally and not jointly, to indemnify and hold harmless the Company, its officers, directors, legal counsel and accountants, any underwriter and each Person who controls the Company or any underwriter within the meaning of the Securities Act, from and against, and agrees to reimburse the Company, its officers, directors, legal counsel, accountants and controlling Persons, any underwriter with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs or expenses to which the Company, its officers, directors, legal counsel, accountants, such controlling Persons, or any underwriter may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or are caused by the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with written information furnished by such Holder specifically for use in the preparation thereof. Notwithstanding the foregoing, no Holder of Registrable Securities will be obligated hereunder to pay more than the net proceeds realized by it upon its sale of Registrable Securities included in such registration statement.

            (c) Promptly after receipt by a party indemnified pursuant to the provisions of subsection (a) or (b) of this Section of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim therefor is to be made against the indemnifying party pursuant to the provisions of subsection (a) or (b), notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to an indemnified party otherwise than under this Section and will not relieve the indemnifying party from liability

 REGISTRATION RIGHTS AGREEMENT FOR NEW INVESTORS (2) under this Section 6 unless such indemnifying party is prejudiced by such omission. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying parties similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party reasonably concludes that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties will have the right to select separate counsel (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party or parties). Upon the permitted assumption by the indemnifying party of the defense of such action, and approval by the indemnified party of counsel, the indemnifying party will not be liable to the indemnified party under subsection (a) or (b) for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof (other than reasonable costs of investigation) unless: (i) the indemnified party has employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence; (ii) the indemnifying party has employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time; (iii) the indemnifying party and its counsel fail actively and vigorously to pursue the defense of the action; or (iv) the indemnifying party authorizes the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party will be liable to an indemnified party for any settlement of any action or claim without the consent of the indemnifying party, and no indemnifying party may unreasonably withhold its consent to any such settlement. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party of a release from all liability with respect to such claim or litigation.

            (d) If the indemnification provided for in subsection (a) or (b) of this Section is held by a court of competent jurisdiction to be unavailable to a party to be indemnified with respect to any claims, actions, demands, losses, damages, liabilities, costs or expenses referred to therein, then each indemnifying party under any such subsection, in lieu of indemnifying such indemnified party thereunder, agrees to contribute to the amount paid or payable by such indemnified party as a result of such claims, actions, demands, losses, damages, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such claims, actions, demands, losses, damages, liabilities, costs or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Holder of Registrable Securities will be obligated to contribute pursuant to this subsection will be limited to an amount equal to the per share public offering price (less any underwriting discount and commissions) multiplied by the number of shares of Registrable Securities sold by such Holder pursuant to the registration statement which gives rise to such

REGISTRATION RIGHTS AGREEMENT FOR NEW INVESTORS (2) obligation to contribute (less the aggregate amount of any damages which such Holder has otherwise been required to pay in respect of such claim, action, demand, loss, damage, liability, cost or expense or any substantially similar claim, action, demand, loss, damage, liability, cost or expense arising from the sale of such Registrable Securities). No person guilty of fraudulent misrepresentation (within the meaning of Section ll(f) of the Securities Act) will be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.

      SECTION 8. REPORTING REQUIREMENTS UNDER EXCHANGE ACT. The Company will maintain the effectiveness of its registration under Section 12 of the Exchange Act and timely file (whether or not it is then required to do so) such information, documents and reports as the Commission may require or prescribe under Section 15(d) of the Exchange Act. The Company will, forthwith upon written request, furnish to any Holder of Registrable Securities a written statement by the Company that it has complied with such reporting requirements. In addition, the Company will take such other measures and file such other information, documents and reports, as may be required of it hereafter by the Commission as a condition to the availability of Rule 144 under the Securities Act (or any similar exemptive provision hereafter in effect).

      SECTION 9. HOLDER INFORMATION. The rights of each Holder of Registrable Securities to participate in any registration to be effected pursuant to this Agreement is subject to such Holder furnishing the Company with such information with respect to such Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request and as may be required by law or by the Commission in connection therewith, and each Holder of Registrable Securities as to which any registration is to be effected pursuant to this Agreement shall furnish the Company with such information.

      SECTION 10. SUSPENSION OF SALES. Upon receipt of written notice from the Company that a registration statement or prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (a "Misstatement"), each Holder of Registrable Securities shall forthwith discontinue disposition of Registrable Securities until such Holder has received copies of the supplemented or amended prospectus that corrects such Misstatement, or until such Holder is advised in writing by the Company that the use of the prospectus may be resumed, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

      SECTION 11. FORMS. All references in this Agreement to particular forms of registration statements are intended to include, and will be deemed to include, references to all successor forms which are intended to replace, or to apply to similar transactions as, the forms herein referenced.

      SECTION 12. MISCELLANEOUS.

      12.1 Waivers and Amendments. With the written consent of the Holders of a majority of the Registrable Securities then outstanding, the obligations of the Company and the rights of the Holders under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and

REGISTRATION RIGHTS AGREEMENT FOR NEW INVESTORS (2) with the same consent the Company may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of any supplemental agreement or modifying in any manner the rights and obligations hereunder of the Holders and the Company; provided, however, that no such waiver or supplemental agreement may reduce the aforesaid proportion of Registrable Securities, the Holders of which are required to consent to any waiver or supplemental agreement, without the consent of the Holders of all the Registrable Securities; and provided further, and notwithstanding any provision herein to the contrary, that any such waiver amendment or supplement that applies only to a particular registration shall require only the written consent of the Holders of a majority of the Registrable Securities included in such registration. Upon the effectuation of each such waiver, consent or agreement of amendment or modification, the Company will give prompt written notice thereof to the Holders of the Registrable Securities who have not previously consented thereto in writing. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this Section 12.1. Specifically, but without limiting the generality of the foregoing, the failure of any Investor at any time or times to require performance of any provision hereof by the Company will not affect the right of any Investor at a later time to enforce the same. No waiver by any party of the breach of any term or provision contained in this Agreement, in any one or more instances, will be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

      12.2 Effect of Waiver or Amendment. Each Investor acknowledges that by operation of Section 12.1 the Holders of a majority of the Registrable Securities will, subject to the limitations contained in Section 12.1, have the right and power to diminish or eliminate certain rights of such Investor under this Agreement.

      12.3 Rights of Investors Inter Se. Each Investor has the absolute right to exercise or refrain from exercising any right or rights which such Investor may have by reason of this Agreement or any Registrable Security, including, without limitation, the right to consent to the waiver of any obligation of the Company under this Agreement and to enter into an agreement with the Company for the purpose of modifying this Agreement or any agreement effecting any such modification, and such Investor will not incur any liability to any other Investor or Investors with respect to exercising or refraining from exercising any such right or rights.

      12.4 Notices. All notices, requests, consents and other communications required or permitted hereunder will be in writing and will be delivered, or mailed first class postage prepaid, registered or certified mail,

            (a) If to any Investor, addressed to such Investor at its address shown on Annex A hereto, or at such other address as such Investor may specify by written notice to the Company; or

            (b) If to the Company, at 130 South Cedar Street, Manistique, Michigan 49854, or at such other address as the Company may specify by written notice to the Investors;

REGISTRATION RIGHTS AGREEMENT FOR NEW INVESTORS (2) and each such notice, request, consent and other communication will for all purposes of this Agreement be treated as being effective or having been given when delivered, if delivered personally, or, if sent by mail, at the earlier of its actual receipt or three days after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

      12.5 Severability. If any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement is determined to be illegal or unenforceable, it is the intention of the parties hereto that all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement should be given effect separately from the provision or provisions determined to be illegal or unenforceable and not be affected thereby.

      12.6 Parties in Interest. All the terms and provisions of this Agreement will be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not and, in particular, will inure to the benefit of and be enforceable by the Holder or Holders at the time of any registration of Registrable Securities. Subject to the immediately preceding sentence, this Agreement will not run to the benefit of or be enforceable by any Person other than a party to this Agreement and its successors and assigns.

      12.7 Headings. The headings of the sections, subsections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

      12.8 Entire Agreement. This Agreement constitutes the entire understanding of the parties hereto and supersedes all prior understanding among such parties.

      12.9 Choice of Lave. This Agreement and any and all matters related to or arising under this Agreement shall be governed by the internal laws of the State of Michigan, regardless of any provisions on choice of or conflicts of law.

      12.10 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts will be deemed an original, will be construed together and will constitute one and the same instrument.

      12.11 Assignment of Registration Rights. The rights of the Investors hereunder, including the right to have the Company register Registrable Securities pursuant to this Agreement, will be automatically assigned by the Investors to transferees or assignees of all or any portion of the Registrable Securities, but only if: (a) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being transferred or assigned; (c) after such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws; (d) at or before the time the Company received the written

REGISTRATION RIGHTS AGREEMENT FOR NEW INVESTORS (2) notice contemplated by clause (b) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (e) the transferee is an "accredited investor" or a "qualified institutional buyer," as each such term is defined, respectively, in Rule 501 of Regulation D and Rule 144A, both promulgated under the Securities Act.

                            (Signature page follows)

REGISTRATION RIGHTS AGREEMENT FOR NEW INVESTORS (2)

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed personally or by a duly authorized representative thereof as of the day and year first above written.

NORTH COUNTRY FINANCIAL CORPORATION       ______________________________________
                                                Printed Name of Investor

By: ___________________________________   By: __________________________________
    Name: ___________________________         Name: ____________________________
    Title: __________________________         Title: ___________________________

REGISTRATION RIGHTS AGREEMENT FOR NEW INVESTORS (2)

                                    ANNEX A

REGISTRATION RIGHTS AGREEMENT FOR NEW INVESTORS (2)

                                  Schedule 5-1

                          Employment Agreement - Stark

                                  See attached

                                       6-

                              EMPLOYMENT AGREEMENT

                                (ELIOT R. STARK)

      This Agreement, dated as of the 10th day of August, 2004, by and among NORTH COUNTRY FINANCIAL CORPORATION, a Michigan corporation (the "Company"), and ELIOT R. STARK ("Executive")

                                   WITNESSETH:

      WHEREAS, the Company desires to engage the services of Executive, and Executive is willing to accept such employment, on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the premises and the mutual undertakings set forth herein the parties hereto agree as follows:

      1. Employment and Duties; Board Appointment. In accordance with actions taken and authorized by the Board of Directors of the Company (the "Company Board"), effective upon the Closing of the transactions provided for in the Stock Purchase Agreement dated August 10, 2004 between the Company and NCFC Recapitalization, LLC (the "Effective Date") Executive shall become employed and appointed as the Executive Vice President and Chief Financial Officer of the Company and the Bank and shall have the duties and responsibilities commensurate with such titles and offices, including, without limitation, all such duties and responsibilities as now are or hereafter may be set forth with respect to such offices in the bylaws of the Company. In the event, for whatever reason, Executive is not elected by the Company's shareholders to the Company Board prior to the Effective Date, then as promptly as practicable following the Effective Date, the Company Board shall take necessary and appropriate action to appoint Executive as a director of the Company and the Bank. During the period of his employment hereunder, Executive also shall serve as an officer of such other affiliates of the Company and in such other capacities as he may be requested by the Company Board and shall assume such additional duties and responsibilities as from time to time may be assigned to him by the Company Board, all without additional compensation therefor. Excluding any periods of vacation (not less than 6 weeks per year) and sick leave to which the Executive is entitled, the Executive agrees to devote his primary attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period, it shall not be a violation of this Agreement for the Executive to (a) serve on corporate, civic or charitable boards or committees, (b) deliver lectures, fulfill speaking engagements or teach at educational institutions and (c) own, operate and manage investments or businesses other than banking institutions, including Mackinac Partners, LLC, so long as such activities do not interfere with the performance of the Executive's primary responsibilities as an executive of the Company in accordance with this Agreement. It is expressly understood and agreed that, to the extent that any such activities have been conducted by Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

      2. Term of Employment. The "Employment Period" of Executive hereunder shall commence on the Effective Date and shall continue thereafter through the third (3rd) anniversary of the Effective Date; provided, however, that, commencing on the date one year after the Effective Date, and on each annual anniversary of such date (such date and each annual anniversary thereof, the "Renewal Date"), unless previously terminated, the Employment Period shall be automatically extended so as to terminate three (3) years from such Renewal Date, unless, at least 60 days prior to the Renewal Date, the Company shall give notice to the Executive that the Employment Period shall not be so extended. The Company shall employ Executive in accordance with this Agreement for the Employment Period, unless Executive's employment is terminated sooner as provided herein.

      3.    Compensation and Benefits.

            a. During the Employment Period, the Company shall pay Executive a salary (the "Base Salary") at the rate herein provided, payable in arrears in accordance with the Company's normal payroll payment schedule for salaried employees, but not less often than monthly. Such payments of Base Salary shall be subject to all withholding with respect thereto as is required by applicable tax law, but shall otherwise be paid without deduction, offset or counterclaim unless Executive shall otherwise agree. The Base Salary shall initially be a the rate of $200,000 per year, but may be increased from time to time by the Company Board; and, upon the effectiveness of any such increase, such increased rate of salary shall become the "Base Salary" hereunder. In no event shall Executive's Base Salary in effect and any time during the Employment Period be reduced without Executive's consent.

            b. After the Effective Date, but prior to March 31, 2005, the Company and Executive shall develop and implement an incentive plan or plans ("Incentive Plan(s)"), pursuant to which annual cash awards ("Bonus") may be earned by and paid to eligible employees (including Executive). In addition to Executive's Base Salary, Executive shall be entitled to receive an annual bonus in cash in accordance with such Incentive Plan(s), except that his Bonus for 2005 shall not be less than $25,000 and shall be paid no later than the first anniversary of the Effective Date, regardless of when such Incentive Plan(s) are put into effect.

            c. In addition to the Base Salary and Bonus, Executive shall receive such Additional Benefits as may be provided for him or to which he may become entitled from time to time, and nothing in this Agreement shall diminish any existing or future rights which Executive may have as to any Additional Benefits; provided, that the Company shall provide Executive, during the Employment Period, at least substantially all Additional Benefits which it generally provides at the time to its other management employees holding positions of comparable responsibility.

            d. The Company shall reimburse Executive for all reasonable out-of-pocket expenses incurred by him in connection with his employment in accordance with the Company's expense reimbursement policies and procedures from time to time in effect and applicable to management employees. Such reimbursement shall include (i) a car allowance of $750 per month; (ii) a per diem reimbursement to

                  Executive for each day he is in Manistique, Michigan during the term of this Agreement to cover Executive's living expenses, in the amount of at least One Hundred Dollars ($100.00) per day, not to exceed One Thousand Dollars ($1,000.00) in any calendar month; subject, however, to upward adjustment in the event Executive demonstrates his reasonable ordinary living expenses, including housing and meals, exceeds such per diem amount.

            e. During the Employment Period, and unless and until the Company shall provide Executive with an office and support staff in Oakland County, Michigan for his principal office, the Company shall pay the reasonable costs of the office in Oakland County and personal secretarial and other assistance presently maintained by him.

      4. Stock Options. As evidenced by a Stock Option Agreement to be entered into between Executive and the Company (the "Option Agreement"), on the Effective Date Executive shall be granted under the Company's 2000 Stock Incentive Plan (the "Plan") so-called non-qualified stock options to purchase an aggregate of 25% of the Option Pool of the Company at a price per share equal to the price paid by Investors under the Stock Purchase Agreement and such other terms and conditions specified in the Option Agreement. The Option Agreement shall provide that if this Agreement is terminated other than pursuant to
Section 5.b. (death) or 5.d. (Cause), all such options (vested and unvested) shall continue and may be exercised by Executive in accordance with their terms as if this Agreement (and Executive's employment with the Company) had not terminated. If this Agreement is terminated pursuant to Section 5.b. or 5.d., the options shall continue and shall be exercisable as provided in the Option Agreement and the Plan.

      5. Termination of Employment. Executive's employment hereunder shall continue until the first to occur during the Employment Period of the following (the "Termination Date"):

            a. That date specified in a written notice of termination (i) given by the Company to the Executive if such termination by the Company is other than for Cause or Disability, or (ii) given by the Executive if the Termination is for Good Reason; or

            b.    The date of Executive's death; or

         c. That date, after the occurrence of Executive's Disability, specified in a written notice of termination given by the Company on or prior to such date; or

         d. Provided Cause actually exists, the date on which the Company gives Executive written notice of termination for Cause; or

         e. Following the Change of Control, either (i) the date on which Executive gives the Company written notice of termination for Good Reason; or (ii) the date on which the Company terminates Executive's employment hereunder otherwise than (A) for Cause pursuant to clause
            (d) or (B) by reason of Executive's Disability pursuant to clause
            (c); or

         f. After a Change in Control occurs, that date specified in a written notice of termination without Good Reason given by Executive to the Company, provided such notice is given within one year after the occurrence of such Change in Control; or

         g. Such other Termination Date to which the Company and Executive may mutually agree in writing.

      6. Termination Payments. Upon the Termination Date under the circumstances described below, but in any event subject to Section 7 hereof, Executive shall be entitled to receive from the Company, and the Company shall be obligated to pay to Executive (or Executive's Beneficiary, as the case may be), the payments (the "Termination Payments") described below (subject to adjustment as provided in Section 7), in addition to all Base Salary, Bonus and expense reimbursement theretofore accrued and otherwise payable to Executive, without deduction, offset or counterclaim (other than such withholding with respect thereto as is required by applicable law):

         a. If the Termination Date is determined pursuant to Section 5(d) (i.e., by the Company for Cause), then no Termination Payments shall be payable.

         b. If the Termination Date is determined pursuant to Section 5(a) (i.e. by the Company without Cause and not due to Executive's Disability), then for a period equal to three (3) years after the Termination Date, the Company shall pay to Executive (or Executive's Beneficiary if Executive shall die during such three-year period), (i) at the times at which Executive's Base Salary would have been payable had his employment continued during such period amounts equal to the Base Salary in effect on the Termination Date; and (ii) at the times Bonuses are to be paid under the Incentive Plan(s) or otherwise, a Bonus equal to the highest

            Bonus or Bonuses awarded to Executive during any fiscal year of the Company, including the fiscal year in which the Termination Date occurs. In addition, for the same three (3) year period plus the Company shall continue benefits to Executive and Executive's family at least equal to those described in Clauses (b) and (c) of the definition of "Additional Benefits" and provided to Executive as of the Termination Date.

      c. If the Termination Date is determined pursuant to Section 5(b) (i.e., by reason of Executive's death), then for a period of one (1) year following the Termination Date the Company shall pay to Executive's Beneficiary, at the times at which Executive's Base Salary would have been payable had his employment continued during such period, amounts equal to the Base Salary (as in effect on the Termination Date) which would have been payable during such period and shall continue for the same period benefits to Executive and Executive's family at least equal to those described in Clauses (b) and (c) of the definition of "Additional Benefits" and provided to Executive as of the Termination Date.

      d. If the Termination Date is determined pursuant to Section 5(c) (i.e., by reason of Executive's Disability), then for a period of two (2) years following the Termination Date the Company shall pay to Executive (or, if Executive shall die during such two-year period, then to Executive's Beneficiary), at the times at which Executive's Base Salary would have been payable had the his employment continued during such period, amounts equal to the Base Salary (as in effect on the Termination Date) which would have been payable during such period and shall continue for the same period benefits to Executive and Executive's family at least equal to those described in Clauses (b) and (c) of the definition of "Additional Benefits" and provided to Executive as of the Termination Date. The amount of Base Salary payable to Executive under this Section 6.d. may be reduced by the amounts actually received by Executive under any long term disability insurance policy obtained and paid for by the Company.

      e. If the Termination Date is determined pursuant to Section 5(e) (i.e. following a Change of Control, by Executive for Good Reason or by the Company without Cause and not due to Executive's Disability), then within ten (10) days after the Termination Date the Company shall pay to Executive in cash or equivalent a lump sum Termination Payment equal to 300% of the aggregate of (i) Executive's annual Base Salary in effect on the Termination Date; and (ii) the highest Bonus or Bonuses awarded to Executive during any fiscal year of the Company, including the fiscal year in which the Termination Date occurs. In addition, for the period of three (3) years after the Termination Date the Company shall continue benefits to Executive and Executive's family equal to those described in Clause (b) and
            (c) of the definition of "Additional Benefits" and provided to the Executive as of the Termination Date.

      f. If the Termination Date is determined pursuant to Section 5(f) (i.e., by Executive after a Change of Control but without Good Reason), then within ten (10) days after the Termination Date the Company shall pay to Executive in cash or equivalent a lump sum Termination Payment equal to 100% of the aggregate of (i) Executive's annual Base Salary in effect on the Termination Date; and (ii) the highest Bonus or Bonuses awarded to Executive during any fiscal year of the Company, including the fiscal year in which the Termination Date occurs.

      g. If the Termination Date is determined pursuant to Section 5(g) (i.e., by mutual written agreement), then the amount and time of payment of any Termination Payment, if any, in connection therewith shall be as determined by mutual written agreement of the Company and Executive.

      7. Adjustment of Termination Payments in Certain Events. Any provisions of Section 6 hereof to the contrary notwithstanding, if a Change of Control shall occur pursuant to which any Termination Payments to Executive are made, or if and to the extent that any Termination Payments are "contingent on" (within the meaning of such phrase as used in Section 280G(b)(i) of the Code) a Change of Control, and in either case if the "aggregate present value" (as determined pursuant to Section 280G of the Code) of the Termination Payments payable under
Section 6, plus any other payments required to be taken into account for purposes of clause (ii) of Section 280G(b)(2)(A) of the Code, equals or exceeds an amount equal to 300% of the Base Amount, then the amount of such Termination Payments shall be reduced to that amount the aggregate present value of which, when added to that of such other payments so required to be taken into account, is equal to 295% of the Base Amount; provided, that no such reduction shall be made unless, within 30 days after the Termination Date, the Company and Executive shall have received an opinion of counsel having a favorable reputation for expertise in matters of federal taxation (who may be counsel for the company or for Executive) to the effect that in the absence of such reduction the payment of the termination Payments as provided in Section 7 would more likely than not constitute a "parachute payment" within the meaning of
Section 280G(b)(2) of the Code. Any required reduction of Termination Payments payable pursuant to Section 6(b), 6(c) or 6(d) shall be made by applying the amount of the reduction to installments of such payments in inverse order of their due dates.

      8.    Interest, Collection Costs, Etc.

      (a) In the event that the Company shall fail to pay to executive (or Executive's Beneficiary, as the case may be) any Base Salary or Termination Payments when due, then (a) the Company shall pay interest on any such unpaid amount at the Applicable Interest Rate, computed from the due date of such payment to the date it is paid, and (b) the Company shall indemnify Executive (or Executive's Beneficiary, as the case may be) for, and pay over to Executive (or Executive's Beneficiary, as the case may be) on demand, all costs and expenses (including reasonable attorneys' and consultants' fees and expenses and court costs) incurred by Executive (or Executive's Beneficiary, as the case may
be) in connection with his efforts to collect such payments and enforce the obligations of the Company hereunder.

      (b) Without limiting the Company's obligations under Section 8(a), in the event of any dispute or controversy (including as to interpretation, enforceability, breach or default) between the Employee and the Company relating to this Agreement, the Option Agreement, the employment relationship between the Employee and the Company, or any other matter related hereto or thereto, the Company shall pay and reimburse Employee, as and when incurred, all costs and expenses (including reasonable attorneys' and consultants' fees and expenses and all court costs) incurred by Employee in, or as a result of, the dispute or controversy, regardless of the eventual outcome of the dispute or controversy.

      (c) All ambiguities arising under this Agreement or the Option Agreement, or the interpretation of this Agreement or the Option Agreement, shall be resolved in favor of the Employee.

      9. No Obligation to Mitigate. Executive shall not be required to mitigate the benefits or amounts of any Termination payments provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any Termination Payment be reduced by any compensation earned by Executive as a result of employment by another employer after the Termination Date, or otherwise.

      10. Certain Continuing Obligations of Employee. Throughout the period of his employment hereunder and thereafter, Executive agrees to keep confidential all trade secrets, customer lists, business strategies, financial and marketing information, and other data concerning the private affairs of the Company and the Bank or any of their affiliates, made known to or developed by Executive during the course of his employment hereunder ("Confidential Information"), not to use any Confidential Information or supply Confidential Information to others other than in furtherance of the Company's or Bank's business, and to return to the Company upon termination of his employment all copies, in whatever form, of all Confidential Information and all other documents relating to the business of the Company or any of its affiliates which may then be in the possession or under the control of Employee.

      At the request of the Company Board, whether or not made during the period of his employment hereunder, Employee agrees to execute such confidentiality agreements, assignments of intellectual property rights, and other documents as hereafter may be reasonably determined by the Company Board to be appropriate to carry out the purposes of this Section.

      11.   Nonsolitiation.

      (a) Executive agrees that, except as otherwise permitted or contemplated by the terms hereof, he shall not engage in competitive activities (i) while employed by the Company or the Bank; and (ii) if Executive's Termination Date is determined under 5.a., 5.c. or 5.g. above or if the Executive terminates his employment without Good Reason, pursuant to Section 5.f. above, during the Restricted Period. Executive shall be deemed to engage in competitive activities if he shall, without the prior written consent of the Company, (i) within a twenty-five (25) mile radius of the main office or any branch office of the Bank, render services directly or indirectly, as an employee, officer, director, consultant, advisor, partner or otherwise, for any organization or enterprise which competes directly or indirectly with the business of Company or any of its affiliates in providing financial products or services (including, without limitation, banking or other services) then being offered by the Company and such affiliates (and in the case of Executive's Termination Date being determined under 5.a., 5.c. or 5.g., such business as of the Termination Date) to consumers and businesses, or (ii) directly or indirectly acquires any financial or beneficial interest in (except as provided in the next sentence) any organization which conducts or is otherwise engaged in a business or enterprise within a twenty-five (25) mile radius of the main office or any branch office of the Bank, which competes directly or indirectly with the business of the Company or the Bank or any of their affiliates in providing financial products or services (including, without limitation, banking, insurance or securities products or services) to consumers and businesses. Notwithstanding the preceding sentence, Employee shall not be prohibited from owning less than 5 percent of any publicly traded corporation whether or not such corporation is in competition with the Company. For purposes hereof, the term "Restricted Period" shall equal the period during which payments in full are actually made to Executive pursuant to Section 6.b., 6.d. or 6.g. above and in the case of a termination by the Executive without Good Reason pursuant to section 5.f. above, one year from the effective date of the termination.

      12.   Assignment, Delegation and Assumption.

            a. Executive may assign his rights hereunder to Executive's Beneficiary effective upon Executive's death.

            b. The Company may assign its rights and delegate its duties hereunder to a Person succeeding to all or substantially all of the Company's business and assets

            (whether by operation of law or otherwise), provided that such successor at the time of such succession assumes by operation of law or by express agreement all of the Company's obligations and duties hereunder; and the Company shall so assign its rights and delegate its duties, and cause such successor to so assume all of its duties and obligations hereunder, upon any transfer by the Company of all or substantially all of its business and assets to another Person (whether by operation of law or otherwise) during the Employment Period, as it may be extended. Notwithstanding such assignment, delegation and assumption, the Company shall not be released from its primary liability for its obligations hereunder without Executive's written consent.

            c. Except as otherwise expressly provided above, neither party may assign its rights or delegate its duties hereunder without the written consent of the other party.

      13.   Miscellaneous.

            a. Notices. Any notice to be given to a party in connection with this Agreement shall be in writing addressed to such party at such party's "Notice Address" set forth below such party's signature hereto, which Notice Address may be changed from time to time by such party by notice thereof to the other party as herein provided. Any such notice shall be deemed effectively given to a party when mailed to such party by first class registered or certified United States Mail, postage prepaid, addressed to such party at such party's Notice Address, or, if earlier, when actually delivered to such party's Notice Address directed to such party.

            b. Integration. This Agreement constitutes the final, complete and exclusive statement of the agreement between the parties hereto as to the subject matter hereof, and all other prior or contemporaneous oral or written agreements of the parties hereto with respect to the subject matter hereof are merged herein and superseded hereby.

            c. Amendment. This Agreement may be modified or amended only by express agreement of the parties in writing, assenting to such modification or amendment.

            d. Waivers. No waiver by any party of any provision hereof or part thereof at any time shall constitute or evidence a waiver by such party of any other provision or other part of such provision or of the same provision or part at any other time.

            e. Severability. The parties have entered into this Agreement for the purposes herein expressed, with the intention that this Agreement be given full effect to carry out such purposes. Therefore, consistent with the effectuation of the purposes hereof, the invalidity or unenforceability of any provision hereof or part thereof shall not affect the validity or enforceability of any other provision hereof or an other part of such provision.

            f. Benefits and Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, personal representatives and permitted assigns.

            g. Governing Law. The validity, construction and effect of this Agreement shall be governed by the substantive laws of the State of Michigan.

            h. Headings and Captions. The headings and captions of the Sections and subsections of this Agreement are for convenience of reference only, and shall not affect the construction hereof.

            i. Counterparts. This Agreement may be executed by the parties in multiple counterparts, each of which shall be deemed an original.

            j. Regulatory Approval. The Company and Executive agree to use their respective best efforts to obtain such approval of bank regulatory authorities as may be required for the payment of any Termination Payments as shall be or become subject to the prior approval of such regulatory authorities in accordance with the provisions of any statute or regulation applicable to the Company or any affiliate thereof at the time payment is to be made in accordance with this Agreement.

      14. Definitions. As used in this Agreement, the following terms have the following respective meanings:

      "Additional Benefits" means (a) participations in bonus and incentive compensation plans or pools, stock option, bonus, award or purchase plans, retirement plans, and other employee benefit plans of the Company; (b) life, health, medical, dental, accident, and other personal insurance coverage provided by the Company for employees or their dependents; (c) directors' and officers' liability insurance coverage provided by the Company and charter or bylaw provisions or contracts providing for indemnification of corporate personnel or elimination or limitation of their liabilities as such; (d) club memberships, use of the Company automobiles, use of other Company property and facilities and other perquisites of employment with the Company; (e) paid vacation, leave or holidays; and (f) any and all other compensation, benefits and perquisites of employment with the Company other than Base Salary.

      "Applicable Interest Rate" means (i) if a Change of Control shall occur pursuant to which any payments to Executive are made, or if payment of the amount upon which interest at such rate is computed is contingent on a Change of Control, the rate per annum equal to 120% of the "applicable federal rate" (determined under Section 1274(d) of the Code), compounded semiannually, or (ii) if no Change of Control shall occur and payment of the amount upon which interest at such rate is computed is not contingent on a Change of Control, the greater of the rate described in clause (i) of this definition or 4% plus the rate of interest per annum announced by Comerica Bank (or a successor to substantially all of the commercial banking business of such bank) as its prime rate as from time to time in effect, but (iii) in any event, not in excess of the highest rate of interest permitted by applicable law.

      "Bank" means North Country Bank and Trust, a Michigan banking corporation and a wholly-owned subsidiary of the Company.

      "Base Amount" means Executive's "base amount" as defined in Section 280G(b)(3)(A) of the Code.

      "Base Salary" means the amount per annum so designated as described in
Section 2(a) of this Agreement.

      "Cause" means: (i) the willful and continued failure of the Executive to perform substantially the Executive's duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness or following the Executive's delivery of a notice of termination for Good Reason), after a written demand for substantial performance is delivered to the Executive by the Company Board that specifically identifies the manner in which the Company Board believes that the Executive has not substantially performed the Executive's duties, or (ii) the willful engaging by the Executive in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company. No act, or failure to act, on the part of the Executive shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Company Board or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Company Board (excluding the Executive) at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel for the Executive, to be heard before the Company Board), finding that, in the good faith opinion of the Company Board, the Executive is guilty of the conduct described and specifying the particulars thereof in detail.

      "Change of Control" shall occur if:

      i. Any person or group (as such terms are used in connection with Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13(d)(3) and 13(d)(5) under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities;

      ii. A merger, consolidation, sale of assets, reorganization, or proxy contest is consummated and, as a consequence of which, members of the Company Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter;

      iii. During any period of 24 consecutive months, individuals who at the beginning of such period constitute the Company Board (including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least one-half of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Company Board; or

      iv. A merger, consolidation or reorganization is consummated with any other corporation pursuant to which the shareholders of the Company immediately prior to the merger, consolidation or reorganization do not immediately thereafter directly or indirectly own more than fifty percent (50%) of the combined voting power of the voting securities entitled to vote in the election of directors of the merged, consolidated or reorganized entity.

      Notwithstanding the foregoing, no trust department or designated fiduciary or other trustee of such trust department of the Company or a subsidiary of the Company, or other similar fiduciary capacity of the Company with direct voting control of the stock shall be treated as a person or group within the meaning of subsection (i)(a) hereof. Further, no profit-sharing, employee stock ownership, employee stock purchase and savings, employee pension, or other employee benefit plan of the Company or any of its subsidiaries, and no trustee of any such plan in its capacity as such trustee, shall be treated as a person or group within the meaning of subsection (i)(a) hereof.

      "Code" means the Internal Revenue Code of 1986, as amended, and includes any successor federal tax code. Any reference herein to a particular provision of the Code shall include the valid regulations adopted thereunder and shall also include any similar successor provisions or regulations hereafter in effect, even though they may not bear the same designations or section numbers as now in effect.

      "Company" includes the successors and assigns of the Company that become bound by this Agreement.

      "Disability" means the inability of Executive, due to the condition of his physical, mental or emotional health, to regularly and satisfactorily perform the duties of his employment hereunder for a continuous period in excess of 180 days in a period of twelve (12) months. In the event that the existence of Executive's Disability shall be disputed by either party, the determination by two (2) physicians duly licensed to practice medicine in Michigan that such Disability exists shall be necessary to establish such Disability, unless Executive refuses to submit to appropriate examinations at the request of the Company Board, which case the determination of the Company Board in good faith and after the requisite period of Disability shall be conclusive as to whether such Disability exists. If, after any period of Disability, Executive shall resume the regular and satisfactory performance of the duties of his employment hereunder for a continuous period of at least three (3) months, then such prior Disability shall not thereafter be the basis for the establishment of a Termination Date by reason of Disability.

      "Executive's Beneficiary" means, at any time, the Person or Persons most recently designated as such in writing by Executive and given to the Company, in such form as the Company Board may reasonably prescribe if it so prescribes such a form, or, in the absence of any such designation, Executive's estate.

      "Good Reason" means any of the following occurrences without the written consent of Executive: (a) the assignment to Executive of any duties inconsistent with his duties described in Section 1(a) hereof or any removal of Executive from or any failure to reelect Executive to his positions described in Section 1(a) hereof, except in connection with promotions to higher office; provided, that the suspension of Executive from the duties of his employment and any positions held by him during the pendency of any criminal proceedings against Executive as to which a conviction would constitute "Cause" shall not be deemed "Good Reason" so long as during the period of such suspension the Company continues to pay the Base Salary and provide the Additional Benefits to which Executive is entitled; (b) the material reduction at any time of the Additional Benefits theretofore provided to Executive; provided, that (i) reductions in the actual economic value of Additional Benefits in accordance with the objective terms of such Additional Benefits (e.g., changes in the amounts of bonus payments from time to time in accordance with the objective terms of a bonus formula) shall not be deemed a reduction of such Additional Benefits for this purpose, and (ii) the replacement of Additional Benefits with other new Additional Benefits having substantially equivalent economic value to Executive shall not be deemed a reduction of Additional Benefits for this purpose; (c) the relocation of Executive's office to anywhere other than a location within 25 miles of Executive's office provided for herein or the Company requiring Executive to be based anywhere other than within 25 miles of Executive's office on the date hereof, except for a required travel on the Company's business to an extent consistent with Executive's business travel obligations; or (d) the failure of the Company to pay Executive the Base Salary and provide the Additional Benefits as and when required by Section 2 hereof; (e) any other failure of the Company to perform its obligations to Executive hereunder if such failure continues uncured for ten (10) days after written notice thereof, specifying the nature of such failure and requesting that it be cured, is given by Executive to the Company; or (f) the failure of the Company to obtain the assumption of this Agreement by any successor of the Company as provided in
Section 12(b) hereof.

      "Option Pool" means the total number of issued and outstanding shares of common stock of the Company following the consummation of the transactions provided for in, and contemplated by, the Stock Purchase Agreement multiplied by. 125.

      "Person" means an individual, corporation, partnership or other entity, or a group of Persons acting in concert.

      "Termination Date" means the date so designated in Section 5 hereof.

      "Termination Payments" means the payments so designated in Section 6 hereof.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        NORTH COUNTRY FINANCIAL CORPORATION

                                        By______________________________________

                                                  Its___________________________

                                        ________________________________________
                                        Eliot R. Stark

                                  Schedule 5-2

                          Employment Agreement - Tobias

                                  See attached

                              EMPLOYMENT AGREEMENT

                                (PAUL D. TOBIAS)

      This Agreement, dated as of the 10th day of August, 2004, by and among NORTH COUNTRY FINANCIAL CORPORATION, a Michigan corporation (the "Company"), and PAUL D. TOBIAS ("Executive")

                                   WITNESSETH:

      WHEREAS, the Company desires to engage the services of Executive, and Executive is willing to accept such employment, on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the premises and the mutual undertakings set forth herein the parties hereto agree as follows:

      1. Employment and Duties; Board Appointment. In accordance with actions taken and authorized by the Board of Directors of the Company (the "Company Board"), effective upon the Closing of the transactions provided for in the Stock Purchase Agreement dated August 10, 2004 between the Company and NCFC Recapitalization, LLC (the "Effective Date") Executive shall become employed and appointed as the Chairman of the Board and Chief Executive Officer of the Company and Chairman of the Board of the Bank and shall have the duties and responsibilities commensurate with such titles and offices, including, without limitation, all such duties and responsibilities as now are or hereafter may be set forth with respect to such offices in the by-laws of the Company. In the event, for whatever reason, Executive is not elected by the Company's shareholders to the Company Board prior to the Effective Date, then as promptly as practicable following the Effective Date, the Company Board shall take necessary and appropriate action to appoint Executive as a director of the Company and the Bank. During the period of his employment hereunder, Executive also shall serve as an officer of such other affiliates of the Company and in such other capacities as he may be requested by the Company Board and shall assume such additional duties and responsibilities as from time to time may be assigned to him by the Company Board, all without additional compensation therefore. Excluding any periods of vacation (not less than 6 weeks per year) and sick leave to which the Executive is entitled, the Executive agrees to devote his primary attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period, it shall not be a violation of this Agreement for the Executive to (a) serve on corporate, civic or charitable boards or committees, (b) deliver lectures, fulfill speaking engagements or teach at educational institutions and (c) own, operate and manage investments or businesses other than banking institutions, including Mackinac Partners, LLC, so long as such activities do not interfere with the performance of the Executive's primary responsibilities as an executive of the Company in accordance with this Agreement. It is expressly understood and agreed that, to the extent that any such activities have been conducted by Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

      2. Term of Employment. The "Employment Period" of Executive hereunder shall commence on the Effective Date and shall continue thereafter through the third (3rd) anniversary of the Effective Date; provided, however, that, commencing on the date one year after the Effective Date, and on each annual anniversary of such date (such date and each annual anniversary thereof, the "Renewal Date"), unless previously terminated, the Employment Period shall be automatically extended so as to terminate three (3) years from such Renewal Date, unless, at least 60 days prior to the Renewal Date, the Company shall give notice to the Executive that the Employment Period shall not be so extended. The Company shall employ Executive in accordance with this Agreement for the Employment Period, unless Executive's employment is terminated sooner as provided herein.

      3.    Compensation and Benefits.

      a. During the Employment Period, the Company shall pay Executive a salary (the "Base Salary") at the rate herein provided, payable in arrears in accordance with the Company's normal payroll payment schedule for salaried employees, but not less often than monthly. Such payments of Base Salary shall be subject to all withholding with respect thereto as is required by applicable tax law, but shall otherwise be paid without deduction, offset or counterclaim unless Executive shall otherwise agree. The Base Salary shall initially be a the rate of $225,000 per year, but may be increased from time to time by the Company Board; and, upon the effectiveness of any such increase, such increased rate of salary shall become the "Base Salary" hereunder. In no event shall Executive's Base Salary in effect and any time during the Employment Period be reduced without Executive's consent.

      b. After the Effective Date, but prior to March 31, 2005, the Company and Executive shall develop and implement an incentive plan or plans ("Incentive Plan(s)"), pursuant to which annual cash awards ("Bonus") may be earned by and paid to eligible employees (including Executive). In addition to Executive's Base Salary, Executive shall be entitled to receive an annual bonus in cash in accordance with such Incentive Plan(s), except that his Bonus for 2005 shall not be less than $25,000 and shall be paid no later than the first anniversary of the Effective Date, regardless of when (or whether) such Incentive Plan(s) are put into effect.

      c. In addition to the Base Salary and Bonus, Executive shall receive such Additional Benefits as may be provided for him or to which he may become entitled from time to time, and nothing in this Agreement shall diminish any existing or future rights which Executive may have as to any Additional Benefits; provided, that the Company shall provide Executive, during the Employment Period, at least substantially all Additional Benefits which it generally provides at the time to its other management employees holding positions of comparable responsibility.

      d. The Company shall reimburse Executive for all reasonable out-of-pocket expenses incurred by him in connection with his employment in accordance with the Company's expense reimbursement policies and procedures from time to time in effect and applicable to management employees. Such reimbursement shall include (i) a car allowance of $750 per month;
            (ii) a per diem reimbursement to Executive for each day he is in Manistique, Michigan during the term of this Agreement to cover Executive's living expenses, in the amount of at least One Hundred Dollars ($100.00) per day, not to exceed One Thousand Dollars ($1,000.00) in any calendar month; subject, however, to upward adjustment in the event Executive demonstrates his reasonable ordinary living expenses, including housing and meals, exceeds such per diem amount.

            e. During the Employment Period, and unless and until the Company shall provide Executive with an office and support staff in Oakland County, Michigan for his principal office, the Company shall pay the reasonable costs of the office in Oakland County and personal secretarial and other assistance presently maintained by him.

      4. Stock Options. As evidenced by a Stock Option Agreement to be entered into between Executive and the Company (the "Option Agreement"), on the Effective Date Executive shall be granted under the Company's 2000 Stock Incentive Plan (the "Plan") so-called non-qualified stock options to purchase an aggregate of 35% of the Option Pool of the Company at a price per share equal to the price paid by Investors under the Stock Purchase Agreement and such other terms and conditions specified in the Option Agreement. The Option Agreement shall provide that if this Agreement is terminated other than pursuant to
Section 5.b. (death) or 5.d. (Cause), all such options (vested and unvested) shall continue and may be exercised by Executive in accordance with their terms as if this Agreement (and Executive's employment with the Company) had not terminated. If this Agreement is terminated pursuant to Section 5.b. or 5.d., the options shall continue and shall be exercisable as provided in the Option Agreement and the Plan.

      5. Termination of Employment. Executive's employment hereunder shall continue until the first to occur during the Employment Period of the following (the "Termination Date"):

            a. That date specified in a written notice of termination (i) given by the Company to the Executive if such termination by the Company is other than for Cause or

                  Disability, or (ii) given by the Executive if the Termination is for Good Reason; or

            b.    The date of Executive's death; or

            c. That date, after the occurrence of Executive's Disability, specified in a written notice of termination given by the Company on or prior to such date; or

            d. Provided Cause actually exists, the date on which the Company gives Executive written notice of termination for Cause; or

            e. Following the Change of Control, either (i) the date on which Executive gives the Company written notice of termination for Good Reason; or (ii) the date on which the Company terminates Executive's employment hereunder otherwise than (A) for Cause pursuant to clause (d) or (B) by reason of Executive's Disability pursuant to clause (c); or

            f. After a Change in Control occurs, that date specified in a written notice of termination without Good Reason given by Executive to the Company, provided such notice is given within one year after the occurrence of such Change in Control; or

            g. Such other Termination Date to which the Company and Executive may mutually agree in writing.

      6. Termination Payments. Upon the Termination Date under the circumstances described below, but in any event subject to Section 7 hereof, Executive shall be entitled to receive from the Company, and the Company shall be obligated to pay to Executive (or Executive's Beneficiary, as the case may be), the payments (the "Termination Payments") described below (subject to adjustment as provided in Section 7), in addition to all Base Salary, Bonus and expense reimbursement theretofore accrued and otherwise payable to Executive, without deduction, offset or counterclaim (other than such withholding with respect thereto as is required by applicable law):

            a. If the Termination Date is determined pursuant to Section 5(d) (i.e., by the Company for Cause), then no Termination Payments shall be payable.

            b. If the Termination Date is determined pursuant to Section 5(a) (i.e. by the Company without Cause and not due to Executive's Disability), then for a period equal to three (3) years after the Termination Date, the Company shall pay to Executive (or Executive's Beneficiary if Executive shall die during such three-year period), (i) at the times at which Executive's Base Salary would have been payable had his employment continued during such period amounts equal to the Base Salary in effect on the Termination Date; and (ii) at the times Bonuses are to be paid under the Incentive Plan(s) or otherwise, a Bonus equal to the highest Bonus or Bonuses awarded to Executive during any fiscal year of the Company, including the fiscal year in which the Termination Date occurs. In addition, for the same three (3) year period plus the Company shall continue benefits to Executive and Executive's family at least equal to those described in Clauses (b) and (c) of the definition of "Additional Benefits" and provided to Executive as of the Termination Date.

            c. If the Termination Date is determined pursuant to Section 5(b) (i.e., by reason of Executive's death), then for a period of one (1) year following the Termination Date the Company shall pay to Executive's Beneficiary, at the times at which Executive's Base Salary would have been payable had his employment continued during such period, amounts equal to the Base Salary (as in effect on the Termination Date) which would have been payable during such period and shall continue for the same period benefits to Executive and Executive's family at least equal to those described in Clauses (b) and (c) of the definition of "Additional Benefits" and provided to Executive as of the Termination Date.

            d. If the Termination Date is determined pursuant to Section 5(c) (i.e., by reason of Executive's Disability), then for a period of two (2) years following the Termination Date the Company shall pay to Executive (or, if Executive shall die during such two-year period, then to Executive's Beneficiary), at the times at which Executive's Base Salary would have been payable had the his employment continued during such period, amounts equal to the Base Salary (as in effect on the Termination
                  Date) which would have been payable during such period and shall continue for the same period benefits to Executive and Executive's family at least equal to those described in Clauses (b) and (c) of the definition of "Additional Benefits" and provided to Executive as of the Termination Date. The amount of Base Salary payable to Executive under this Section 6.d. may be reduced by the amounts actually received by Executive under any long term disability insurance policy obtained and paid for by the Company.

            e. If the Termination Date is determined pursuant to Section 5(e) (i.e. following a Change of Control, by Executive for Good Reason or by the Company without Cause and not due to Executive's Disability), then within ten (10) days after the Termination Date the Company shall pay to Executive in cash or equivalent a lump sum Termination Payment equal to 300% of the aggregate of (i) Executive's annual Base Salary in effect on the Termination Date; and (ii) the highest Bonus or Bonuses awarded to Executive during any fiscal year of the Company, including the fiscal year in which the Termination Date occurs. In addition, for the period of three (3) years after the Termination Date the Company shall continue benefits to Executive and Executive's family equal to those described in Clause (b) and (c) of the definition of "Additional Benefits" and provided to the Executive as of the Termination Date.

            f. If the Termination Date is determined pursuant to Section 5(f) (i.e., by Executive after a Change of Control but without Good Reason), then within ten (10) days after the Termination Date the Company shall pay to Executive in cash or equivalent a lump sum Termination Payment equal to 100% of the aggregate of
                  (i) Executive's annual Base Salary in effect on the Termination Date; and (ii) the highest Bonus or Bonuses awarded to Executive during any fiscal year of the Company, including the fiscal year in which the Termination Date occurs.

            g. If the Termination Date is determined pursuant to Section 5(g) (i.e., by mutual written agreement), then the amount and time of payment of any Termination Payment, if any, in connection therewith shall be as determined by mutual written agreement of the Company and Executive.

      7. Adjustment of Termination Payments in Certain Events. Any provisions of
Section 6 hereof to the contrary notwithstanding, if a Change of Control shall occur pursuant to which any Termination Payments to Executive are made, or if and to the extent that any Termination Payments are "contingent on" (within the meaning of such phrase as used in Section 280G(b)(i) of the Code) a Change of Control, and in either case if the "aggregate present value" (as determined pursuant to Section 280G of the Code) of the Termination Payments payable under
Section 6, plus any other payments required to be taken into account for purposes of clause (ii) of Section 280G(b)(2)(A) of the Code, equals or exceeds an amount equal to 300% of the Base Amount, then the amount of such Termination Payments shall be reduced to that amount the aggregate present value of which, when added to that of such other payments so required to be taken into account, is equal to 295% of the Base Amount; provided, that no such reduction shall be made unless, within 30 days after the Termination Date, the Company and Executive shall have received an opinion of counsel having a favorable reputation for expertise in matters of federal taxation (who may be counsel for the company or for Executive) to the effect that in the absence of such reduction the payment of the termination Payments as provided in Section 7 would more likely than not constitute a "parachute payment" within the meaning of
Section 280G(b)(2) of the Code. Any required reduction of Termination Payments payable pursuant to Section 6(b), 6(c) or 6(d) shall be made by applying the amount of the reduction to installments of such payments in inverse order of their due dates.

      8. Interest, Collection Costs, Etc.

      (a) In the event that the Company shall fail to pay to executive (or Executive's Beneficiary, as the case may be) any Base Salary or Termination Payments when due, then (a) the Company shall pay interest on any such unpaid amount at the Applicable Interest Rate, computed from the due date of such payment to the date it is paid, and (b) the Company shall indemnify Executive (or Executive's Beneficiary, as the case may be) for, and pay over to Executive (or Executive's Beneficiary, as the case may be) on demand, all costs and expenses (including reasonable attorneys' and consultants' fees and expenses and court costs) incurred by Executive (or Executive's Beneficiary, as the case may
be) in connection with his efforts to collect such payments and enforce the obligations of the Company hereunder.

      (b) Without limiting the Company's obligations under Section 8(a), in the event of any dispute or controversy (including as to interpretation, enforceability, breach or default) between the Employee and the Company relating to this Agreement, the Option Agreement, the employment relationship between the Employee and the Company, or any other matter related hereto or thereto, the Company shall pay and reimburse Employee, as and when incurred, all costs and expenses (including reasonable attorneys' and consultants' fees and expenses and all court costs) incurred by Employee in, or as a result of, the dispute or controversy, regardless of the eventual outcome of the dispute or controversy.

      (c) All ambiguities arising under this Agreement or the Option Agreement, or the interpretation of this Agreement or the Option Agreement, shall be resolved in favor of the Employee.

      9. No Obligation to Mitigate. Executive shall not be required to mitigate the benefits or amounts of any Termination payments provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any Termination Payment be reduced by any compensation earned by Executive as a result of employment by another employer after the Termination Date, or otherwise.

      10. Certain Continuing Obligations of Employee. Throughout the period of his employment hereunder and thereafter, Executive agrees to keep confidential all trade secrets, customer lists, business strategies, financial and marketing information, and other data concerning the private affairs of the Company and the Bank or any of their affiliates, made known to or developed by Executive during the course of his employment hereunder ("Confidential Information"), not to use any Confidential Information or supply Confidential Information to others other than in furtherance of the Company's or Bank's business, and to return to the Company upon termination of his employment all copies, in whatever form, of all Confidential Information and all other documents relating to the business of the Company or any of its affiliates which may then be in the possession or under the control of Employee.

      At the request of the Company Board, whether or not made during the period of his employment hereunder, Employee agrees to execute such confidentiality agreements, assignments of intellectual property rights, and other documents as hereafter may be reasonably determined by the Company Board to be appropriate to carry out the purposes of this Section.

      11. Noncompetition and Nonsolitiation.

      (a) Executive agrees that, except as otherwise permitted or contemplated by the terms hereof, he shall not engage in competitive activities (i) while employed by the Company or the Bank; and (ii) if Executive's Termination Date is determined under 5.a., 5.c. or 5.g. above or if the Executive terminates his employment without Good Reason, pursuant to Section 5.f. above, during the Restricted Period. Executive shall be deemed to engage in competitive activities if he shall, without the prior written consent of the Company, (i) within a twenty-five (25) mile radius of the main office or any branch office of the Bank, render services directly or indirectly, as an employee, officer, director, consultant, advisor, partner or otherwise, for any organization or enterprise which competes directly or indirectly with the business of Company or any of its affiliates in providing financial products or services (including, without limitation, banking or other services) then being offered by the Company and such affiliates (and in the case of Executive's Termination Date being determined under 5.a., 5.c. or 5.g., such business as of the Termination Date) to consumers and businesses, or (ii) directly or indirectly acquires any financial or beneficial interest in (except as provided in the next sentence) any organization which conducts or is otherwise engaged in a business or enterprise within a twenty-five (25) mile radius of the main office or any branch office of the Bank, which competes directly or indirectly with the business of the Company or the Bank or any of their affiliates in providing financial products or services (including, without limitation, banking, insurance or securities products or services) to consumers and businesses. Notwithstanding the preceding sentence, Employee shall not be prohibited from owning less than 5 percent of any publicly traded corporation whether or not such corporation is in competition with the Company. For purposes hereof, the term "Restricted Period" shall equal the period during which payments in full are actually made to Executive pursuant to Section 6.b., 6.d. or 6.g. above and in the case of a termination by the Executive without Good Reason pursuant to section 5.f. above, one year from the effective date of the termination.

      12.   Assignment, Delegation and Assumption.

      a. Executive may assign his rights hereunder to Executive's Beneficiary effective upon Executive's death.

      b. The Company may assign its rights and delegate its duties hereunder to a Person succeeding to all or substantially all of the Company's business and assets (whether by operation of law or otherwise), provided that such successor at the time of such succession assumes by operation of law or by express agreement all of the Company's obligations and duties hereunder; and the Company shall so assign its rights and delegate its duties, and cause such successor to so assume all of its duties and obligations hereunder, upon any transfer by the Company of all or substantially all of its business and assets to another Person (whether by operation of law or otherwise) during the Employment Period, as it may be extended. Notwithstanding such assignment, delegation and assumption, the Company shall not be released from its primary liability for its obligations hereunder without Executive's written consent.

      c. Except as otherwise expressly provided above, neither party may assign its rights or delegate its duties hereunder without the written consent of the other party.

13.   Miscellaneous.

      a. Notices. Any notice to be given to a party in connection with this Agreement shall be in writing addressed to such party at such party's "Notice Address" set forth below such party's signature hereto, which Notice Address may be changed from time to time by such party by notice thereof to the other party as herein provided. Any such notice shall be deemed effectively given to a party when mailed to such party by first class registered or certified United States Mail, postage prepaid, addressed to such party at such party's Notice Address, or, if earlier, when actually delivered to such party's Notice Address directed to such party.

      b. Integration. This Agreement constitutes the final, complete and exclusive statement of the agreement between the parties hereto as to the subject matter hereof, and all other prior or contemporaneous oral or written agreements of the parties hereto with respect to the subject matter hereof are merged herein and superseded hereby.

      c. Amendment. This Agreement may be modified or amended only by express agreement of the parties in writing, assenting to such modification or amendment.

      d. Waivers. No waiver by any party of any provision hereof or part thereof at any time shall constitute or evidence a waiver by such party of any other provision or other part of such provision or of the same provision or part at any other time.

      e. Severability. The parties have entered into this Agreement for the purposes herein expressed, with the intention that this Agreement be given full effect to carry out such purposes. Therefore, consistent with the effectuation of the purposes hereof, the invalidity or unenforceability of any provision hereof or part thereof shall not affect the validity or enforceability of any other provision hereof or an other part of such provision.

      f. Benefits and Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, personal representatives and permitted assigns.

      g. Governing Law. The validity, construction and effect of this Agreement shall be governed by the substantive laws of the State of Michigan.

      h. Headings and Captions. The headings and captions of the Sections and subsections of this Agreement are for convenience of reference only, and shall not affect the construction hereof.

      i. Counterparts. This Agreement may be executed by the parties in multiple counterparts, each of which shall be deemed an original.

      j. Regulatory Approval. The Company and Executive agree to use their respective best efforts to obtain such approval of bank regulatory authorities as may be required for the payment of any Termination Payments as shall be or become subject to the prior approval of such regulatory authorities in accordance with the provisions of any statute or regulation applicable to the Company or any affiliate thereof at the time payment is to be made in accordance with this Agreement.

      14. Definitions. As used in this Agreement, the following terms have the following respective meanings:

      "Additional Benefits" means (a) participations in bonus and incentive compensation plans or pools, stock option, bonus, award or purchase plans, retirement plans, and other employee benefit plans of the Company; (b) life, health, medical, dental, accident, and other personal insurance coverage provided by the Company for employees or their dependents; (c) directors' and officers' liability insurance coverage provided by the Company and charter or bylaw provisions or contracts providing for indemnification of corporate personnel or elimination or limitation of their liabilities as such; (d) club memberships, use of the Company automobiles, use of other Company property and facilities and other perquisites of employment with the Company; (e) paid vacation, leave or holidays; and (f) any and all other compensation, benefits and perquisites of employment with the Company other than Base Salary.

      "Applicable Interest Rate" means (i) if a Change of Control shall occur pursuant to which any payments to Executive are made, or if payment of the amount upon which interest at such rate is computed is contingent on a Change of Control, the rate per annum equal to 120% of the "applicable federal rate" (determined under Section 1274(d) of the Code), compounded semiannually, or (ii) if no Change of Control shall occur and payment of the amount upon which interest at such rate is computed is not contingent on a Change of Control, the greater of the rate described in clause (i) of this definition or 4% plus the rate of interest per annum announced by

Comerica Bank (or a successor to substantially all of the commercial banking business of such bank) as its prime rate as from time to time in effect, but
(iii) in any event, not in excess of the highest rate of interest permitted by applicable law.

      "Bank" means North Country Bank and Trust, a Michigan banking corporation and a wholly-owned subsidiary of the Company.

      "Base Amount" means Executive's "base amount" as defined in Section 280G(b)(3)(A) of the Code.

      "Base Salary" means the amount per annum so designated as described in
Section 2(a) of this Agreement.

      "Cause" means: (i) the willful and continued failure of the Executive to perform substantially the Executive's duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness or following the Executive's delivery of a notice of termination for Good Reason), after a written demand for substantial performance is delivered to the Executive by the Company Board that specifically identifies the manner in which the Company Board believes that the Executive has not substantially performed the Executive's duties, or (ii) the willful engaging by the Executive in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company. No act, or failure to act, on the part of the Executive shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Company Board or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Company Board (excluding the Executive) at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel for the Executive, to be heard before the Company Board), finding that, in the good faith opinion of the Company Board, the Executive is guilty of the conduct described and specifying the particulars thereof in detail.

      "Change of Control" shall occur if:

      i. Any person or group (as such terms are used in connection with Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13(d)(3) and 13(d)(5) under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities;

      ii. A merger, consolidation, sale of assets, reorganization, or proxy contest is consummated and, as a consequence of which, members of the Company Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter;

      iii. During any period of 24 consecutive months, individuals who at the beginning of such period constitute the Company Board (including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least one-half of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Company Board; or

      iv. A merger, consolidation or reorganization is consummated with any other corporation pursuant to which the shareholders of the Company immediately prior to the merger, consolidation or reorganization do not immediately thereafter directly or indirectly own more than fifty percent (50%) of the combined voting power of the voting securities entitled to vote in the election of directors of the merged, consolidated or reorganized entity.

      Notwithstanding the foregoing, no trust department or designated fiduciary or other trustee of such trust department of the Company or a subsidiary of the Company, or other similar fiduciary capacity of the Company with direct voting control of the stock shall be treated as a person or group within the meaning of subsection (i)(a) hereof. Further, no profit-sharing, employee stock ownership, employee stock purchase and savings, employee pension, or other employee benefit plan of the Company or any of its subsidiaries, and no trustee of any such plan in its capacity as such trustee, shall be treated as a person or group within the meaning of subsection (i)(a) hereof.

      "Code" means the Internal Revenue Code of 1986, as amended, and includes any successor federal tax code. Any reference herein to a particular provision of the Code shall include the valid regulations adopted thereunder and shall also include any similar successor provisions or regulations hereafter in effect, even though they may not bear the same designations or section numbers as now in effect.

      "Company" includes the successors and assigns of the Company that become bound by this Agreement.

      "Disability" means the inability of Executive, due to the condition of his physical, mental or emotional health, to regularly and satisfactorily perform the duties of his employment hereunder for a continuous period in excess of 180 days in a period of twelve (12) months. In the event that the existence of Executive's Disability shall be disputed by either party, the determination by two (2) physicians duly licensed to practice medicine in Michigan that such Disability exists shall be necessary to establish such Disability, unless Executive refuses to submit to appropriate examinations at the request of the Company Board, which case the determination of the Company Board in good faith and after the requisite period of Disability shall be conclusive as to whether such Disability exists. If, after any period of Disability, Executive shall resume the regular and satisfactory performance of the duties of his employment hereunder for a continuous period of at least three (3) months, then such prior Disability shall not thereafter be the basis for the establishment of a Termination Date by reason of Disability.

      "Executive's Beneficiary" means, at any time, the Person or Persons most recently designated as such in writing by Executive and given to the Company, in such form as the Company Board may reasonably prescribe if it so prescribes such a form, or, in the absence of any such designation, Executive's estate.

      "Good Reason" means any of the following occurrences without the written consent of Executive: (a) the assignment to Executive of any duties inconsistent with his duties described in Section l(a) hereof or any removal of Executive from or any failure to reelect Executive to his positions described in Section l(a) hereof, except in connection with promotions to higher office; provided, that the suspension of Executive from the duties of his employment and any positions held by him during the pendency of any criminal proceedings against Executive as to which a conviction would constitute "Cause" shall not be deemed "Good Reason" so long as during the period of such suspension the Company continues to pay the Base Salary and provide the Additional Benefits to which Executive is entitled; (b) the material reduction at any time of the Additional Benefits theretofore provided to Executive; provided, that (i) reductions in the actual economic value of Additional Benefits in accordance with the objective terms of such Additional Benefits (e.g., changes in the amounts of bonus payments from time to time in accordance with the objective terms of a bonus formula) shall not be deemed a reduction of such Additional Benefits for this purpose, and (ii) the replacement of Additional Benefits with other new Additional Benefits having substantially equivalent economic value to Executive shall not be deemed a reduction of Additional Benefits for this purpose; (c) the relocation of Executive's office to anywhere other than a location within 25 miles of Executive's office provided for herein or the Company requiring Executive to be based anywhere other than within 25 miles of Executive's office on the date hereof, except for a required travel on the Company's business to an extent consistent with Executive's business travel obligations; or (d) the failure of the Company to pay Executive the Base Salary and provide the Additional Benefits as and when required by Section 2 hereof; (e) any other failure of the Company to perform its obligations to Executive hereunder if such failure continues uncured for ten (10) days after written notice thereof, specifying the nature of such failure and requesting that it be cured, is given by Executive to the Company; or (f) the failure of the Company to obtain the assumption of this Agreement by any successor of the Company as provided in
Section 12(b) hereof.

      "Option Pool" means the total number of issued and outstanding shares of common stock of the Company following the consummation of the transactions provided for in, and contemplated by, the Stock Purchase Agreement multiplied by. 125.

      "Person" means an individual, corporation, partnership or other entity, or a group of Persons acting in concert.

      "Termination Date" means the date so designated in Section 5 hereof.

      "Termination Payments" means the payments so designated in Section 6 hereof.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                      NORTH COUNTRY FINANCIAL CORPORATION

                                     By________________________________________

                                                 Its___________________________

                                     __________________________________________
                                     Paul D. Tobias

                                  Schedule 5-3

                          Employment Agreement - Bess

                                  See attached

                                       6-1

                              EMPLOYMENT AGREEMENT

                                (C. JAMES BESS)

      This Agreement, dated as of the____________day of August, 2004, by and among NORTH COUNTRY FINANCIAL CORPORATION, a Michigan corporation (the "Company"), and C. JAMES BESS ("Employee")

                                   WITNESSETH:

      WHEREAS, the Company desires to engage the services of Employee, and Employee is willing to accept such employment, on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the premises and the mutual undertakings set forth herein the parties hereto agree as follows:

      1. Employment and Duties. In accordance with actions taken and authorized by the Board of Directors of the Company (the "Company Board"), effective upon the Closing of the transactions provided for in the Stock Purchase Agreement dated August_____, 2004 between the Company and NCFC Recapitalization, LLC (the "Effective Date"), Employee shall become employed and appointed as the President and Chief Operating Officer of the Company's wholly-owned subsidiary, North Country Bank and Trust (the "Bank"), and shall have the duties and responsibilities commensurate with such titles and offices, including, without limitation, all such duties and responsibilities as now are or hereafter may be set forth with respect to such offices in the by-laws of the Bank. During the period of his employment hereunder, Employee also shall serve as an officer of such other affiliates of the Bank or the Company and in such other capacities as he may be requested by the Company Board and shall assume such additional duties and responsibilities as from time to time may be assigned to him by the Company Board, all without additional compensation therefor. Throughout the period of his employment hereunder, Employee shall devote his business time, attention, and energy on a full-time basis exclusively to the affairs of the Bank and the Company and its affiliates.

      2. Term of Employment. The employment of Employee hereunder shall commence on the Effective Date and shall continue thereafter through the end of the eighteenth (18th) month following the Effective Date (the "Employment Period"), unless earlier terminated as hereinafter provided. After the initial Employment Period, the term of this Agreement shall be automatically extended for additional one-year periods unless written notice is given by one party to the other of his or its intention to terminate Employee's employment hereunder at the end of the Employment Period or any extended term, as the case may be.

      3. Cash Compensation. As full cash compensation for all services to be performed by Employee hereunder, the Company shall pay to Employee the following:

            (a) salary at the rate of $250,000 per year (to be reviewed annually by the Company Board), payable at the intervals at which other executive officers of the Company and the Bank are paid;

            (b) an additional incentive bonus (if earned) payable after fiscal year-end in accordance with the Company's or Bank's policy or plan.

      4. Certain Fringe Benefits. During the period of his employment hereunder, the Company will provide a per diem reimbursement to Employee for each day he is in Manistique, Michigan during the term of this Agreement to cover Employee's living expenses, in the amount of at least One Hundred Dollars ($100.00) per day, not to exceed One Thousand Dollars ($1,000.00) in any calendar month, subject however, to upward adjustment with the consent of the Company on which shall not unreasonably be withheld, in the event the Employee demonstrates his reasonable ordinary living expenses, including housing and meals, exceeds such per diem amount. In addition, the Company will provide Employee with the use of the 2004 GMC Denali presently used by him.

      5. Other Employee Benefits. During the period of his employment hereunder, Employee also shall be entitled to participate in such Company employee benefit plans as from time to time are maintained, sponsored, or made available to the executive employees of the Company and the Bank generally, in each case on the same terms and subject to the same conditions and limitations generally applicable to other executive officers with respect to participation therein. Employee shall be entitled to six weeks of vacation per year, for a total of nine weeks over the Employment Period. Vacation time not taken during an applicable period will terminate and will not be compensated for.

      6. Certain Expenses. The Company shall pay or reimburse Employee for the reasonable travel, entertainment and other incidental expenses (including the cost of business publications and professional associations) incurred on business of the Company or the Bank with the approval of the Chairman of the Company, and in accordance with the Company's practices as in effect during the term of this Agreement as applied to executive officers.

      7. Certain Continuing Obligations of Employee. Throughout the period of his employment hereunder and thereafter, Employee agrees to keep confidential all trade secrets, customer lists, business strategies, financial and marketing information, and other data concerning the private affairs of the Company and the Bank or any of their affiliates, made known to or developed by Employee during the course of his employment hereunder ("Confidential Information"), not to use any Confidential Information or supply Confidential Information to others other than in furtherance of the Company's or Bank's business, and to return to the Company upon termination of his employment all copies, in whatever form, of all

Confidential Information and all other documents relating to the business of the Company or any of its affiliates which may then be in the possession or under the control of Employee.

      At the request of the Company Board, whether or not made during the period of his employment hereunder, Employee agrees to execute such confidentiality agreements, assignments of intellectual property rights, and other documents as hereafter may be reasonably determined by the Company Board to be appropriate to carry out the purposes of this Section.

      8.    Termination of Employment; Effect.

            (a) Employee's employment hereunder will be terminated in any of the following ways:

                  (i)   Immediately upon the death of the Employee;

                  (ii) Immediately upon the Employee becoming disabled due to his physical or mental condition to regularly and satisfactorily perform his duties hereunder (as determined by the Company Board) for a period of three (3) continuous months;

                  (iii) By either the Employee or the Company giving notice of his or its intention not to extend this Agreement's term as provided in Section 2 above, in which case Employee's employment will terminate at the end of the Employment Period or extended term, as the case may be; or

                  (iv) By either the Employee or the Company, without or with Cause (as hereinafter defined), by 30 days' prior written notice to the other, effective as of the date specified in such notice.

            (b) Upon the termination of Employee's employment in any of the ways provided in subsection (a), then this Agreement and all rights and obligations of

      Employee and the Company hereunder (as opposed to rights and obligations under any Company employee benefit plan in which Employee participated) shall terminate and cease immediately, except for (i) Employee's rights to the payments provided in Section 9 below; and (ii) the rights and obligations set forth in Section 7 above and Section 12 below.

            9. Payments On Termination. Employee shall be entitled to the following payments and benefits upon termination of his employment:

            (a) If Employee's employment is terminated under Section 8(a)(i) above (by reason of death), or if Employee's employment is terminated by Employee under Section 8(a)(iii) above (no extension), or if Employee's employment is terminated (either voluntarily by Employee or for Cause by the Company) under Section 8(a)(iv) above, then Employee shall be entitled to the cash compensation under Section 3(a) above, and the benefits to which Employee is entitled under Sections 4 and 5 above, through the date of termination of employment.

            (b) If Employee's employment is terminated under Section 8(a)(ii) above (disability), or by the Company, either without Cause under Section 8(a)(iv) above or pursuant to Section 10(a)(iii) above (no extension), Employee shall be entitled to the cash compensation payable under Section 3(a) above, for a period of one year following the effectiveness of such termination of employment; provided, however, that in the event termination of employment occurs during the initial Employment Period, such payments and benefits shall continue for the shorter of one year following termination, or the balance of the initial Employment Period.

      10. Definition. For purposes of this Agreement, "Cause" means any of the following:

            (a) Material breach of any of the terms of this Agreement or of the Company's or Bank's policies and procedures applicable to employees and/or directors;

            (b) Conviction of or plea of guilty or nolo contendere to a crime involving moral turpitude or involving any violation of securities or banking law or regulation, or the issuance of any court or administrative order enjoining or prohibiting Employee from violating any such law or regulation;

            (c) Repeated or habitual intoxication with alcohol or drugs while on the premises of the Company or the Bank or any of their affiliates, or during the performance by Employee of any of his duties hereunder;

            (d) Embezzlement of any property belonging or entrusted to the Company or the Bank, or any of their affiliates;

            (e) Willful misconduct or gross neglect of duties, or failure to act with respect to duties or actions previously communicated to Employee in writing by the Company Board;

            (f) Any other act or omission of kind or nature similar to any of the foregoing, or determined in good faith by the Company Board to be of comparable seriousness, which in the good faith judgment of the Company Board may have adversely affected or may in the future adversely affect the Company, the Bank or any of their affiliates, or has irreparably damaged Employee's continued ability to function effectively in any of the capacities contemplated by this Agreement.

      11. Integration; Amendment. This Agreement contains the entire agreement of the parties relating to the subject matter hereof and thereof, and together supersede and replace in their entirety any prior agreements or understandings concerning such subject matter, including the Employment Agreement dated August 1, 2003 between the Company and Employee. This Agreement may not be waived, changed, modified, extended, or discharged orally, but only by agreement in writing signed in the case of the Company by the Chairman or Vice Chairman of the Company Board.

      12. Arbitration. Any controversy, dispute, or claim arising out of or relating to Employee's employment or to this Agreement or breach thereof shall be settled by arbitration in accordance with the commercial rules of the American Arbitration Association at its Southfield, Michigan offices. Judgment upon any award may be entered in any circuit court or other court having jurisdiction thereof, without notice to the opposite party or parties. Anything contained herein to the contrary notwithstanding, this agreement to arbitrate shall not be deemed to be a waiver of the Company's right to secure equitable relief including injunction (whether as part of or separate from the arbitration proceeding) if and when otherwise appropriate.

      13. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan applicable to contracts made and to be performed within such State.

      14. Regulatory Approval. The Company and Employee agree to use their respective best efforts to obtain such approval of bank regulatory authorities as may be required for the payment of any termination payments as shall be or become subject to the prior approval of such regulatory authorities in accordance with the provisions of any statute or regulation applicable to the Company or any affiliate thereof at the time payment is to be made in accordance with this Agreement.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        NORTH COUNTRY FINANCIAL CORPORATION

                                        By_____________________________________

                                                 Its___________________________

                                        _______________________________________
                                        C. James Bess

                                   Schedule 6

                                    RESERVED

                                      5-2

                                   Schedule 7
         Additional Indemnification and Other Covenants of North Country

Section 1. Indemnification.

      (a) Indemnification of NCFC Recapitalization. North Country agrees to indemnify and hold harmless NCFC Recapitalization and each person, if any, who controls NCFC Recapitalization within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

            (i) against any and all Damages whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Offering Documents, the Proxy Statement, any related materials or this Agreement (or any amendment to any of them) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii) against any and all Damages whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to subsection (c) below) any such settlement is effected with the written consent of North Country; and

            (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by NCFC Recapitalization), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission;

provided, however, that this indemnity provision shall not apply to any Damages or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information referred to in the last sentence of Section 7.13(b).

      (b) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Counsel to the indemnified parties shall be selected by NCFC Recapitalization. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Schedule 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent: (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim; and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

      (c) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section effected without its written consent if: (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request; (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into; and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

Section 2. Contribution. If the indemnification provided for in Section 1 of this schedule 7 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any Damages referred to therein, then each indemnifying party shall contribute to the aggregate amount of such Damages incurred by such indemnified party, as incurred: (i) in such proportion as is appropriate to reflect the relative benefits received by North Country on the one hand and NCFC Recapitalization on the other hand from the Offering of the North Country Shares pursuant to the Offering Documents and this Agreement; or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of North Country on the one hand and of NCFC Recapitalization on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

      The relative benefits received by North Country on the one hand and NCFC Recapitalization on the other hand in connection with the Offering of the North Country Shares pursuant to the Offering Documents and this Agreement shall be deemed to be in the same respective proportion as the total net proceeds from the Offering (before deducting expenses) received by North Country and the reimbursement of expenses received by NCFC as set forth in this Agreement.

      The relative fault of North Country on the one hand and NCFC Recapitalization on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by North Country or by NCFC Recapitalization and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      North Country and NCFC Recapitalization agree that it would not be just and equitable if contribution pursuant to this Section 2 of this schedule 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of Damages incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

      Notwithstanding the provisions of this Section, NCFC Recapitalization shall not be required to contribute any amount in excess of the total expense reimbursement received by NCFC Recapitalization as set forth herein.

      No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      For purposes of this Section, each person, if any, who controls NCFC Recapitalization within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as NCFC Recapitalization, and each director of North Country and each executive officer of North Country shall have the same rights to contribution as North Country.